UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HSW International, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HSW INTERNATIONAL, INC.
Six Concourse Parkway, Suite 1500
Atlanta, Georgia 30328

GREGORY M. SWAYNE
Chief Executive Officer &
Chairman of the Board

December 13, 2011

Dear Stockholders:

We are pleased to invite you to attend our 2011 Annual Meeting of Stockholders to be held on December 30, 2011, at 10:30 a.m., local time, at our headquarters at Six Concourse Parkway, Suite 1500, Atlanta, Georgia.

We have announced our intent to change our corporate identity to Remark Media to reflect our company’s focus and direction as a global digital media company.  Much time and attention has gone into selecting this name, which reflects our values of providing remarkable content and enabling our online readers to engage with other remarkable people.  Upon your approval at the Annual Meeting, we will formally change our corporate name to Remark Media, Inc. and begin doing business as Remark Media, and our corporate website address will change to www.remarkmedia.com.

Details regarding the business to be conducted are described in this proxy statement. We have also included a copy of our 2010 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement.

Also, please let us know if you plan to attend our Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the internet, by indicating your plans when prompted.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

                                                                                                                                                                                    Sincerely,
                                                                                                                                                                                   /s/ Gregory M. Swayne
                       Gregory M. Swayne

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	3
CORPORATE GOVERNANCE AND BOARD MATTERS	6
Board Meetings	6
Board Leadership Structure	6
Board Committees	6
Audit Committee	6
Nominating and Governance Committee	7
Compensation Committee	7
Compensation Committee Interlocks and Insider Participation	8
Board’s Role in Risk Oversight	8
Director Independence	8
Consideration of Director Nominees	8
Stockholder Recommendations and Nominees	8
Director Qualifications	9
Identification and Evaluation of Nominees for Directors	10
Executive Sessions	10
Outside Advisors	10
Board Effectiveness	10
Communications with the Board of Directors	10
PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS	11
Nominees	11
Nominees for Director	11
Required Vote	11
Recommendation	11
PROPOSAL NUMBER 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Required Vote	12
Recommendation	12
PROPOSAL NUMBER 3 - AMENDMENT TO THE CERTIFICATE OF IN CORPORATION CHANGING THE COMPANY’S NAME TO “REMARK MEDIA, INC. ”	13
Reasons for the Amendment to Change the Company’s Name	13
Effects of the Amendment to Change the Company’s Name	13
Vote Required	13
Recommendation of the Board of Directors	13
PROPOSAL NUMBER 4 - APPROVAL OF AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN	14
General	14
Eligibility	14
Types of Awards	14
Stock Options	14
Restricted Stock	15
Stock Appreciation Rights	15
Surrender of Stock Rights for Cash or Stock	15
Adjustment to Capitalization	15
Change in Control Provisions	15
Forfeiture Provisions	15
Share-Counting Rules	15
Transferability	16
Amendment Modification and Termination	16
Tax Withholding	16
U.S. Income Tax Status	16
No Shareholders Rights	16
Effective Date	17
Other Information	17
Equity Compensation Plan Information	17
Required Vote; Recommendation of the Board of Directors	17
EXECUTIVE OFFICERS & KEY EMPLOYEES	18
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
Contribution Agreements	21
Update Agreement	21
Trademark License Agreement	21
Stockholders Agreement	21
Registration Rights Agreements	22
Sharecare Transactions	22

COMPENSATION MATTERS	23
Compensation Discussion and Analysis	23
Introduction	23
Executive Compensation Philosophy and Objectives	23
Elements of Compensation	23
Payments in Connection with a Change of Control or Termination	23
Summary Compensation Table	23
Outstanding Equity Awards at Year-End 2010	24
Consulting and Employment Agreements	25
Compensation of Non-Executive Directors	25
AUDITOR AND AUDIT COMMITTEE MATTERS	27
Audit Committee Report	27
Changes in Certifying Accountant	27
Summary of Auditor Fees and Pre-Approval Policy	27
Audit Fees	27
Audit-Related Fees	27
Tax Fees	28
All Other Fees	28
OTHER MATTERS	29

HSW INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the owners of common stock of
HSW International, Inc.:

Time and Date	10:30 a.m., local time, on December 30, 2011

Place	HSW International’s headquarters Six Concourse Parkway, Suite 1500, Atlanta, Georgia.
Items of Business
(1) To elect four members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

(3) To amend our Certificate of Incorporation to change our name to “Remark Media, Inc.”.

(4) To increase the number of shares reserved for issuance under our 2010 Equity Incentive Plan by 250,000 shares to a total of 525,000 shares.

(5) To consider such other business as may properly come before the meeting.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on December 2, 2011 (the “Record Date”).

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee or similar evidence of ownership.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

The Annual Meeting will begin promptly at 10:30 a.m., local time. Check-in will begin at 10:00 a.m., local time, and you should allow ample time for the check-in procedures.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Proxy Materials and the Annual Meeting beginning on page 2 of this proxy statement or, your enclosed proxy card.

                By Order of the Board of Directors,

                Bradley T. Zimmer
                                                                                                                                Executive Vice President,
                                                                                                                               General Counsel & Corporate Secretary

Atlanta, Georgia
December 13, 2011

HSW INTERNATIONAL, INC.
Six Concourse Parkway, Suite 1500
Atlanta, Georgia  30328

December 13, 2011

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
December 30, 2011

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2011 Annual Meeting of Shareowners of HSW International, Inc. (the “Company”). The meeting will be held at our corporate headquarters at Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328 on December 30, 2011, at 10:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is HSW International, Inc., Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328. We are first furnishing the proxy materials to shareowners on December 16, 2011.

All properly executed written proxies, and all properly completed proxies submitted through designated electronic means, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Common Stock of the Company (the “Common Stock”) as of the close of business on December 2, 2011, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On December 2, 2011, the record date, there were 5,424,455 shares of Common Stock issued and outstanding. We mailed these proxy materials to those stockholders on or about December 16, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: Our board of directors has made these materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at our 2011 Annual Meeting of stockholders, which will take place on December 30, 2011, at 10:30 a.m., local time, at our headquarters at Six Concourse Parkway, Suite 1500, Atlanta, Georgia. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q: What information is contained in this proxy statement?

A: The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers, corporate governance and information on our board of directors and certain other required information.

Q: I share an address with another stockholder, and we received only one paper copy of this proxy statement. How may I obtain an additional copy?

A: We have adopted a procedure called “householding.” Under this procedure, we deliver a single copy of this proxy statement to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure is more environmentally friendly and reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will promptly deliver a separate copy of this proxy statement to any stockholder at a shared address to which we delivered a single copy. To receive a separate copy of this proxy statement, stockholders may write or email us at the following address:

Investor Relations
   HSW International Inc.
Six Concourse Parkway, Suite 1500
Atlanta, Georgia 30328

Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q: What items of business will be voted on at the Annual Meeting?

A: The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of four directors.

•	The ratification of PricewaterhouseCoopers LLP as HSW International’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

•	The amendment of our Certificate of Incorporation to change our name to “Remark Media, Inc.”.

•	The increase in the number of shares reserved for issuance under our 2010 Equity Incentive Plan by 250,000 shares to a total of 525,000 shares.

We will also consider any other business that properly comes before the Annual Meeting.

Q: How does the board of directors recommend that I vote?

A: Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees to the board of directors.

•	“FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

•	“FOR” our name change to “Remark Media, Inc.”.
•	“FOR” the increase in the shares reserved under our 2010 Equity Incentive Plan.

Q: What shares can I vote?

A: Each share of common stock issued and outstanding as of the close of business on the Record Date for the 2011 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Q: How many votes am I entitled to per share?

A: Each holder of shares of our common stock is entitled to one vote for each share held as of the Record Date on all matters described in this proxy statement for which your vote is being solicited.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, BNY Mellon Investor Services, you are considered, with respect to those shares, the stockholder of record, and this proxy statement was sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by telephone, as described in this proxy statement below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and this proxy statement was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Q: How can I contact the transfer agent?

A: Contact our transfer agent by either writing BNY Mellon Investor Services, 300 Galleria Parkway NW, Suite 1020, Atlanta, Georgia 30339, Attention: Judy Hsu, or by telephoning 800-777-3674.

Q: How can I attend the Annual Meeting?

A: You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to December 2, 2011, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee or other similar evidence of ownership.

If you do not provide photo identification or comply with the other procedures outlined above, you might not be admitted to the Annual Meeting. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or internet, by indicating your plans when prompted.

The meeting will begin promptly at 10:30 a.m., local time. Check-in will begin at 10:00 a.m., local time, and you should allow ample time for the check-in procedures.

Q: How can I vote my shares in person at the Annual Meeting?

A: Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q: How can I vote my shares without attending the Annual Meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy by mail or telephone pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee, or nominee.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at HSW International Inc., Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328, prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the Annual Meeting?

A: The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q: Is cumulative voting permitted for the election of directors?

A: No. You may not cumulate your votes for the election of directors.

Q: What happens if additional matters are presented at the Annual Meeting?

A: Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory M. Swayne and Bradley T. Zimmer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q: Q: Who will serve as inspector of elections?

A: The inspector of elections will be our Corporate Secretary, Bradley T. Zimmer.

Q: Who will bear the cost of soliciting votes for the Annual Meeting?

A: We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will also be available on our website.

Q: What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

A: Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to HSW International’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2012 Annual Meeting of Stockholders, the Corporate Secretary of HSW International must receive the written proposal at our principal executive offices no later than August 5, 2012; provided, however, that in the event that we hold our 2012 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2011 Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such proposals also must comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

HSW International Inc.
Attn: Corporate Secretary
Six Concourse Parkway, Suite 1500
Atlanta, Georgia 30328
Fax: (404) 364-5823

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of a meeting given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.  To be timely for our 2012 Annual Meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on October 1, 2012, and

•	not later than the close of business on October 31, 2012.

In the event that we schedule our 2012 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2011 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not earlier than the 90th day prior to the date scheduled for the 2012 Annual Meeting and not later than the close of business on the later of the following two dates:

•	the 60th day prior to the date scheduled for the 2012 Annual Meeting, or

•	the 10th day following the day on which public disclosure of the 2012 Annual Meeting date is made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to the Corporate Secretary of HSW International at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board Matters—Consideration of Director Nominees—Stockholder Recommendations and Nominees” on page 8.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our bylaws was filed with the SEC as Exhibit 3.2 to our Current Report on Form 8-K dated December 18, 2007 and is available on our investor relations website at www.hswinternational.com and on the EDGAR database at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * * * *

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to maintaining the highest standards of ethical conduct and sound corporate governance. We have adopted a Code of Business Conduct and Ethics for directors, officers (including our principal executive officer and principal financial and accounting officer), and employees. The Code requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest.  It includes a code of ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, and persons performing similar functions.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, and board committee charters, provide the overall framework for corporate governance at our company.

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines and board committee charters are available for review on our web site at www.hswinternational.com/governance.cfm. Stockholders may request free printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and board committee charters by filling out our contact form at www.hswinternational.com/contactus.cfm or sending inquiries to:

Investor Relations
HSW International Inc.
Six Concourse Parkway, Suite 1500
Atlanta, Georgia 30328

Board Meetings

During 2010, the Board of Directors held 10 meetings and acted by written consent one time.  No director other than Mr. Kai Shing Tao attended fewer than 75% of all meetings held in 2010 of the Board of Directors and the standing committees of the Board on which he served. We encourage our directors to attend our Annual Meeting of stockholders. Last year, four directors attended our Annual Meeting of Stockholders.

Board Leadership Structure

Our board of directors is led by our chairman, Gregory M. Swayne, who is also the Company’s Chief Executive Officer. We believe Greg’s service as both chairman of the board and Chief Executive Officer is in the best interest of HSW International and its stockholders. Our board of directors believes that having our CEO serve as chairman of the board is suitable for the Company at its present early stage of development.  Greg possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its business and is well positioned to develop agendas that ensure the board’s time and attention are focused on the most critical matters.  Furthermore, the board believes having our CEO serve as chairman of the board strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently to various situations.

The board is aware of potential conflicts that might arise when an insider chairs the board, but believes these potential conflicts are offset by the fact that independent directors comprise a majority of the board and all of each of the board’s committees.  Additionally, the board believes Greg’s combined role enables decisive leadership and ensures clear accountability.

At present, the board believes that its current structure effectively maintains independent oversight of management and that having a lead independent director is unnecessary.  The board has the ability to quickly adjust its leadership structure should business or managerial conditions change.

Board Committees

Our board of directors has the following three standing committees: (1) an Audit Committee, (2) a Nominating and Governance Committee and (3) a Compensation Committee. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available on our web site at www.hswinternational.com/governance.cfm.

The committee membership and meetings during 2010 and the primary functions of each of the committees are described below.

Board of Directors	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee

Scott Booth	Member		Chairman
Theodore P. Botts	Chairman	Member
Arthur F. Kingsbury		Chairman	Member
Kai-Shing Tao	Member		Member

Audit Committee

The main function of our Audit Committee is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships, and the audits of our financial statements. This committee’s responsibilities include:

•	Selecting and hiring our independent auditors.

•	Evaluating the qualifications, independence, and performance of our independent auditors.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Reviewing the design, implementation, adequacy, and effectiveness of our internal controls and our critical accounting policies.

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing with management any earnings announcements and other public announcements regarding our results of operations.

•	Reviewing regulatory filings with management and our auditors.

•	Preparing any audit committee report the SEC requires for inclusion in our annual proxy statement.

During 2010, the Audit Committee held 11 meetings and acted by written consent three times. Each of our Audit Committee members, Ted Botts (chairman), Scott Booth and Kai-Shing Tao, is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Audit Committee is independent within the meaning of the rules of the SEC and the Listing Rules of The Nasdaq Stock Market.

The board of directors has determined that Ted Botts is an audit committee financial expert as defined under the rules of the SEC. Ted’s relevant experience includes his service as President of Kensington Gate Capital, LLC, a private corporate finance advisory firm, and prior to that, his service as Chief Financial Officer of StereoVision Entertainment, Inc.  Prior to 2000, Ted served in executive capacities at UBS Group and Goldman Sachs.

The Audit Committee charter is available at www.hswinternational.com/governance.cfm. A free printed copy is available to any stockholder who requests it by following the instructions on page 7.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for recommending to the board of directors individuals qualified to serve as directors of HSW International and on committees of the board, advising and overseeing board composition, committees and procedures, and recommending corporate governance principles for the board of directors to adopt.  The committee’s responsibilities include:

•
Evaluating the composition, size, organization, and governance of our board of directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

•	Reviewing and recommending to our board of directors director independence determinations made with respect to continuing and prospective directors.

•	Establishing a policy for considering stockholder nominees for election to our board of directors.

•	Recommending ways to enhance communications and relations with our stockholders.

•	Evaluating and recommending candidates for election to our board of directors.

•	Overseeing our board of directors’ performance and self-evaluation process and developing continuing education programs for our directors.

•
Evaluating and recommending to the board of directors termination of service of individual members of the board of directors as appropriate, in accordance with governance principles, for cause or for other proper reasons.

•	Making regular written reports to the board of directors.

•	Reviewing and reexamining the committee’s charter and making recommendations to the board of directors regarding any proposed changes.

•	Reviewing annually the committee’s own performance against responsibilities outlined in its charter and as otherwise established by the board of directors.

During 2010, the Nominating and Governance Committee held four meetings and acted by written consent one time. Each of our Nominating and Governance Committee members, Arthur Kingsbury (chairman) and Ted Botts, is a non-employee member of our board of directors. Our board of directors has determined that each of the directors serving on our Nominating and Governance Committee is independent as defined in the Nasdaq Listing Rules.

The charter of the Nominating and Governance Committee is available on our web site at www.hswinternational.com/governance.cfm. A free printed copy is available to any stockholder who requests it by following the instructions on page 7.

Compensation Committee

The purpose of our Compensation Committee is to assist the board of directors in monitoring performance and evaluating compensation of HSW International’s executive officers.  Each year the Compensation Committee prepares a report on executive compensation for publication in HSW International’s proxy statement.  The Committee’s responsibilities include:

•	Reviewing and approving HSW International’s general compensation strategy.

•	Establishing annual and long-term performance goals for HSW International’s CEO and other executive officers.

•	Conducting and reviewing with the board of directors an annual evaluation of the performance of the CEO and other executive officers of HSW International.

•	Evaluating the competitiveness of the compensation of the CEO and the other executive officers.

•	Reviewing and making recommendations to the board of directors regarding the salary, bonuses, equity awards, perquisites and other compensation and benefit plans for the CEO.

•	Reviewing and approving all salaries, bonuses, equity awards, perquisites and other compensation and benefit plans for the other executive officers of HSW International.

•
Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements, and other material agreements between HSW International and its executive officers.

•	Acting as the administering committee for HSW International’s stock and bonus plans and for any equity or cash compensation arrangements that may be adopted by HSW International from time to time.

•
Providing oversight for HSW International’s overall compensation plans and benefit programs, monitoring trends in executive and overall compensation, and making recommendations to the board of directors with respect to improvements to such plans and programs or the adoption of new plans and programs.

•	Reviewing and approving compensation programs as well as salaries, fees, bonuses and equity awards for non-employee members of the board of directors.

•	Reviewing plans for the development, retention and succession of executive officers of HSW International.

•	Reviewing executive education and development programs.

•	Monitoring total equity usage for compensation and establishing appropriate equity dilution levels.

•	Reporting regularly to the board of directors on the committee’s activities.

•
Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure regarding named executive officer compensation and, based on this review and discussions, making a recommendation to include the CD&A disclosure in HSW International’s annual public filings.

•	Preparing and approving the annual LDC Committee Report to be included in HSW International’s annual public filings.

•	Performing a review, at least annually, of the performance of the committee and its members and reporting to the board of directors on the results of this review.

•
Investigating any matter brought to its attention, with full access to all HSW International’s books, records, facilities and employees, and obtaining advice, reports or opinions from internal or external counsel and expert advisors in order to help it perform its responsibilities.

During 2010, the Compensation Committee held six meetings and acted by written consent three times. Each of our Compensation Committee members, Scott Booth (chairman), Arthur Kingsbury and Kai-Shing Tao, is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of the directors serving on our Compensation Committee is independent as defined in the Nasdaq Listing Rules.

The CD&A included in this proxy statement includes additional information regarding the Compensation Committee’s processes and procedures for considering and determining executive officer compensation.

The charter of the Compensation Committee is available on our web site at www.hswinternational.com/governance.cfm . A free printed copy is available to any stockholder who requests it by following the instructions on page 7.

Compensation Committee Interlocks and Insider Participation

Scott Booth, Arthur Kingsbury and Kai-Shing Tao served as members of our Compensation Committee during 2010.  None of these individuals was at any time during 2010 or at any other time an officer or employee of HSW International.  No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Board’s Role in Risk Oversight

As part of its oversight function, our board of directors and its committees regularly undertake reviews of the significant risks in respect of our business.  These reviews are supplemented as necessary by outside professional advisers with expertise in the substantive areas of our business.  The committees facilitate deeper analysis of various matters and promote regular monitoring of our activities in their advisory role to the board of directors.  Specifically, the Audit Committee oversees the Company’s risk policies and processes relating to our financial statements and financial reporting, as well as liquidity risks, market risks, and the policies and procedures for monitoring and mitigating these risks.  The Audit Committee also reviews, monitors and decides upon related party transactions.  Similarly, the Compensation Committee oversees risks related to the Company’s compensation policies.

Director Independence

The board of directors has determined that each of the director nominees standing for election, except Greg Swayne, has no relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the Nasdaq Listing Rules. In determining the independence of our directors, the board of directors has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the Nasdaq Listing Rules.  In determining the independence of our directors, the board of directors considered all transactions in which HSW International and any director had any interest, including those discussed under “Certain Relationships and Related Transactions” below.

Consideration of Director Nominees

Stockholder Recommendations and Nominees

The policy of our Nominating and Governance Committee is to consider properly submitted recommendations for candidates to the board of directors from stockholders. In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of experience, knowledge, integrity and capability on the board of directors and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by the Nominating and Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and HSW International within the last five years, a statement of recommendation of the candidate from the stockholder, a description of the shares of HSW International beneficially owned by the stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the board and a written indication to provide such other information as the Nominating and Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the board of directors should be sent to:

HSW International Inc.
Attn: Corporate Secretary
Six Concourse Parkway, Suite 1500
Atlanta, Georgia 30328

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual meeting. For a description of the process for nominating directors in accordance with our bylaws, see “Questions and Answers about the Proxy Materials and the Annual Meeting—What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?” on page 5.

Director Qualifications

Our Nominating and Governance Committee will evaluate and recommend candidates for membership on the board of directors consistent with criteria established by the committee. The Nominating and Governance Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the board of directors or specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. However, the Nominating and Governance Committee, when considering a candidate, will factor into its determination the following qualities of a candidate: educational background; diversity of professional experience, including whether the person is a current or former CEO or CFO of a public company or the head of a division of a large international organization; knowledge of our business; integrity; professional reputation; strength of character; mature judgment; relevant technical experience; diversity; independence; wisdom; and ability to represent the best interests of our stockholders.

Our board of directors comprises a diverse group of leaders in their respective fields. Some of the current directors have senior leadership experience at major domestic and international corporations. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our directors also have experience serving on boards of directors and board committees of other public companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Other directors have experience as principals in private investment and advisory firms, which brings financial expertise and unique perspectives to the board. Further, HSW International’s directors also have other experience that makes them valuable members, such as experience managing technology companies or developing and pursuing investment or business opportunities in international markets, which provides insight into strategic and operational issues faced by HSW International.

Set forth below are a chart and a description of the specific qualifications, attributes, skills and experiences of our directors. While we look to each director to be knowledgeable in these areas, an “X” in the chart below indicates that the item is a specific qualification, attribute, skill or experience that the director brings to the Board. The lack of an “X” for a particular item does not mean that the director does not possess that qualification, attribute, skill or experience.
Qualifications, Attributes, Skills and Experience	Scott Booth	Theodore P. Botts	Gregory M. Swayne	Kai-Shing Tao
High level of financial literacy	X	X	X
Extensive knowledge of digital media industry	X		X	X
International exposure and knowledge	X		X	X
Corporate governance expertise	X	X
Senior executive officer experience	X	X	X	X

The Nominating and Governance Committee and the board believe that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described in the table below, provide HSW International with a diverse range of perspectives and judgment necessary to guide HSW International’s strategies and monitor their execution.

Scott Booth

•
Global financial industry and investment experience and extensive knowledge of Asian markets and digital media industry as Managing Partner for Eastern Advisors, LLC, an investment fund that invests in public and private companies.

Theodore P. Botts

•	Global financial advisory experience and extensive knowledge of the technology sector as President of Kensington Gate Capital, LLC.
•	Outside board experience as a director and chairman of the audit committee of INTAC International.
•	Global financial industry experience as an executive at UBS Group and Goldman Sachs.

Gregory M. Swayne

•	Global business leadership as Chief Executive Officer of HSW International since 2009, previously Chief Operating Officer of HSW International since 2007, and formerly President of HowStuffWorks, Inc.
•
Business development and public company management experience as co-founder and former President of A.D.A.M., Inc., which at the time was a public company providing health information services and benefit management solutions through its online offerings to healthcare organizations, employers, benefit brokers, consumers and the educational market.

Kai-Shing Tao

•
Global financial industry and investment experience and extensive knowledge of Asian markets as Chief Investment Officer of Pacific Star Capital and a member of the US-China and US-Taiwan Business Council.

•	Outside public company board experience as a former director of Playboy Enterprises, Inc.

Identification and Evaluation of Nominees for Directors

Our Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size and composition of the board of directors, the needs of the board of directors and the respective committees of the board of directors and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Governance Committee through stockholders, management, current members of the board of directors or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

Executive Sessions

Executive sessions of independent directors are held in connection with regularly scheduled meetings of the board of directors and at other times as necessary.  The board of directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer, and where appropriate the other non-independent directors.

Outside Advisors

Our board of directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board of directors need not obtain management’s consent to retain outside advisors.

Board Effectiveness

Our board of directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.

Communications with the Board of Directors

Stockholders may contact the board of directors about bona fide issues or questions about HSW International by writing the Corporate Secretary at the following address:

HSW International Inc.
Attn: Corporate Secretary
Six Concourse Parkway, Suite 1500
Atlanta, Georgia 30328

Any matter intended for the board of directors, or for any individual member or members of the board of directors, should be directed to the address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the board of directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The Nominating and Governance Committee recommended, and the board of directors nominated, Scott Booth, Theodore P. Botts, Gregory M. Swayne and Kai-Shing Tao as nominees for election as members of our board of directors at the 2011 Annual Meeting.  At the Annual Meeting, four directors will be elected to the board of directors, leaving three vacancies on the board.  In addition to two existing vacancies, in November 2011 Mr. Kingsbury notified the Board of his decision not to stand for reelection to the board due to personal commitments related to his service on other boards of directors.  The board has not nominated individuals to fill the vacancies.  Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominees named below, who are all presently directors of HSW International.  In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee.  The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

Nominees

The name and certain information regarding each nominee as of November 30, 2011 are set forth below. The section “Director Qualifications” on pages 9 of this proxy statement contains information about the leadership skills and other experiences that caused the Nominating and Corporate Governance Committee and the board to determine that the nominees should serve as directors of HSW International. There are no family relationships among any directors or executive officers of HSW International. The business address for each nominee for matters regarding HSW International is Six Concourse Parkway, Suite 1500, Atlanta, Georgia 30328.

Director Nominee Director Since	Age	Position(s) With HSW International
Scott Booth December 17, 2009	43	Director
Theodore P. Botts October 2, 2007	66	Director
Gregory M. Swayne December 17, 2009	53	Chairman of the Board of Directors and Chief Executive Officer
Kai-Shing Tao October 2, 2007	35	Director

Nominees for Director

Scott Booth, age 43, has served as a member of our board of directors since December 2009.  Scott is the Managing Partner for Eastern Advisors, LLC, an investment fund that invests in public and private companies, and has served in that capacity since the fund's formation in April 2003.

Theodore P. Botts, age 66, has served as a member of our board of directors since October 2007.  He is also President of Kensington Gate Capital, LLC, a private corporate finance advisory firm.  From July 2007 until September 2008, Ted served as Chief Financial Officer of StereoVision Entertainment, Inc.  Since 2002 until its merger with HSW International, Ted served on INTAC International's board of directors as chairman of the audit committee.  Prior to 2000, Ted served in executive capacities at UBS Group and Goldman Sachs.  Ted is also a member of the Board of Trustees and head of development for REACH Prep, a non-profit organization serving the educational needs of underprivileged African-American and Latino children in Fairfield and Westchester counties since 2003.  Ted graduated with honors from Williams College and received an MBA from the New York University Stern School of Business.

Gregory M. Swayne, age 53, has served as a member of our board of directors since December 2009.  Greg has been our chairman since December 2009 and Chief Executive Officer since September 2009.  Previously, he was our President and Chief Operating Officer since October 2007.  Prior to joining HSW International in 2006, Greg led HowStuffWorks, Inc., which has since been acquired by Discovery Communications, as President and Chief Operating Officer and was a member of the management teams of The Convex Group and N2 Broadband.  Greg was the co-founder and President of publicly-listed A.D.A.M., Inc. and its predecessor Medical Legal Illustrations, Inc.  A.D.A.M. provides health information services and benefit management solutions through its online offerings to healthcare organizations, employers, benefit brokers, consumers and the educational market.  Greg holds a Bachelor of Arts from the University of South Carolina and a Master of Science in Medical Illustration from the Medical College of Georgia.

Kai-Shing Tao, age 35, has served as a member of our board of directors since 2007.  He is also Chairman and Chief Investment Officer of Pacific Star Capital, a private investment group.  Prior to founding Pacific Star Capital, Shing was a Partner at FALA Capital Group, a single family investment office, where he headed the global liquid investments outside the operating companies.  Shing is also a member of the Real Estate Roundtable and US-China and US-Taiwan Business Council.  Shing graduated from the New York University Stern School of Business.

Required Vote

The four nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote FOR the election to the board of directors of each of the foregoing nominees.

* * * * *

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011.  During 2010, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.  See “Auditor and Audit Committee Matters” on page 27.  Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of HSW International and its stockholders.  If the appointment of PricewaterhouseCoopers LLP is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of PricewaterhouseCoopers LLP are expected to attend the 2011 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

* * * * *

PROPOSAL NUMBER 3
AMENDMENT TO THE CERTIFICATE OF INCORPORATION
CHANGING THE COMPANY’S NAME TO “REMARK MEDIA, INC.”

The Board of Directors has unanimously approved and is seeking stockholder approval of an amendment to our Certificate of Incorporation to change the Company’s name to “Remark Media, Inc.”.

Reasons for the Amendment to Change the Company’s Name

Our company was established in 2006 as part of HowStuffWorks, a website featuring information about how things in the world around us works.  Our formative mission: spread the knowledge and information in the millions of words of content on that website into the world’s most promising emerging markets – China and Brazil.  Our formative name reflected exactly that – H.S.W. as the initials of our parent company, and International indicative of our global focus.  We were publicly listed on Nasdaq in 2007.

In the years since, we have emerged as a global digital media company with a broader portfolio of products and services, and future opportunities for continued evolution.  We co-founded Sharecare, Inc. to provide a social-media solution for answering the questions of health.  We developed a multifaceted web platform that combines professional content with social media.  We provide web development services for leading brands and websites.  And now, we are in the process of developing a number of direct-to-consumer content-vertical focused websites.

While transforming our business, we remain true to our values:

1.
Remarkable Content.  Credible, high-quality, and unique content is at the core of all of our web properties.  Sometimes we obtain that content through partnerships with others, such as Discovery Communications and World Book Encyclopedia.  Sometimes we develop it with professional staff journalists and reporters.  At all times we seek to deliver information worthy of our readers’ trust and interest.

2.
Remarkable People.  Since the first cave drawing some 40,000 years ago, people have sought the ability to make their mark and engage in conversation through media.  The seamless connectivity of the Internet has given us the ability to create digital gathering places for those seeking to learn, connect, and converse around a given topic.  It is our belief that every person is remarkable in some unique way and can add value to and be enriched by conversations.

As we embark on the creation of leading destination websites around given topics, it is important that our name aligns with our products, our services and our values.  The name Remark Media accomplishes this.  From the engaging remarks of social media participants, to remarkable content, to producing web properties that make their mark through superior technology capabilities and compelling user experiences, Remark Media embodies the attributes for which we strive.

Upon receiving your approval at the Annual Meeting to change our corporate name to Remark Media, Inc., we will begin doing business under the corporate brand Remark Media.

None of our websites, publications, applications, services or other media will be affected by this change, other than our corporate website.  Its address, which is www.hswinternational.com, will be www.remarkmedia.com following the change.

Effects of the Amendment to Change the Company’s Name

If this proposal is approved, the name change will be effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.  This amendment will change Article I of the Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“Article I
Name
The name of the Corporation is “Remark Media, Inc.”

If the name change becomes effective, the rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change.

Vote Required

The affirmative vote of a majority of the shares of Common Stock issued and outstanding on the Record Date will be required to adopt the amendment to the Company’s Certificate of Incorporation changing the Company’s name to “Remark Media, Inc.”.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the adoption of the amendment to the Company’s Certificate of Incorporation changing the Company’s name to “Remark Media, Inc.”.

* * * * *

PROPOSAL NUMBER 4
APPROVAL OF AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an increase in the number of shares of common stock reserved for issuance under the 2010 Equity Incentive Plan by 250,000 shares, from 275,000 shares to 525,000 shares.

The Company grants long-term incentives in the form of stock options, restricted shares, performance shares, performance units and stock appreciation rights (“SARs”) to employees, officers, directors and consultants of the Company under the 2010 Equity Incentive Plan to incentivize them to achieve and maintain superior performance levels, and retain their services to the Company.  However, as of the Record Date, nearly all of the shares available for issuance under the 2010 Equity Incentive Plan had been issued or were subject to outstanding equity awards.  The Board believes that the allocation of new shares is necessary in light of the potential continued growth in the Company’s operations.

On December 1, 2011, the Board approved an increase in the number of shares reserved for issuance under the 2010 Equity Incentive Plan (the “Plan”) and directed that the increase be submitted to stockholders for their approval at the annual meeting.  The increase by 250,000 shares, from 275,000 shares to 525,000 shares, will be effective upon approval by stockholders at the annual meeting.  The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to directors, employees and consultants of the Company and to promote the success of the Company’s business and the stockholders’ interests.  The Plan seeks to achieve these purposes by providing for awards to participants in the form of restricted stock or bonus awards, options, stock purchase rights and/or SARs.  The Company believes it is important to have flexibility to grant various types of equity awards to its employees so that it can react appropriately to the changing environment.  The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A hereto.

General

The Plan will be administered by the Board of Directors of the Company or a committee consisting of directors or other persons appointed by the Board (the “Committee”).  All references to the Committee mean the Board if no Committee has been appointed.  The decisions, determinations and interpretations of the administrator of the Plan will be final and binding on all holders of awards pursuant to the Plan.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under it.

The Committee has the sole discretion to determine: who is entitled to receive awards under the Plan; the types of awards; the times when awards will be granted; the number of shares of common stock subject to any award granted by the Committee; the number of awards; the purchase price or exercise price, if any; the form of consideration to be paid to the Company for exercise of options or purchase of shares; the period(s) during which such awards shall be exercisable; the restrictions applicable to awards; the form of each award agreement; and the fair market value of an award or the common stock underlying an award.  The Plan provides that option awards shall have an exercise price at least equal to the fair market value of the award as of the date of grant, and that the ability of a grantee to exercise an option award shall end no later than one year following the grantee’s termination of employment, or other service, with the Company.

The Committee will have the authority to accelerate vesting on any award or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to an award; to reduce the exercise price of any award if the fair market value of the common stock covered by the award has declined since the date the award was granted, provided that shareholder approval has been obtained; to modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of an award, up to a maximum of one year from the end of the recipient’s service to the Company; and to make all other determinations necessary or advisable for the administration of the Plan.

To the extent awards under the Plan are to be qualified as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), the Plan must be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.  Subject to the provisions of the Plan and except to the extent prohibited by law, the Committee may delegate to one or more individuals, typically the Company’s Corporate Secretary, the day-to-day administration of the Plan and any of the functions assigned to it in the Plan.

Eligibility

Awards granted under the Plan may be made only to directors, employees, or consultants of the Company.  Presently, the Company estimates that approximately 100 people are currently eligible each year to receive awards under the Plan.

Types of Awards

The Plan allows HSW International to grant the following types awards: options, SARs, restricted stock or bonus awards, and opportunities for direct purchases of common stock.  The various types of awards are referred to collectively as “Stock Rights.”

Stock Options

The Committee may grant stock options qualifying as incentive stock options (“ISOs”) under the Code and non-qualified stock options (“NSOs”).  The Committee determines the exercise price of such options.  However, no options may be granted at an exercise price that is less than the fair market value of one share on the grant date of the option.  The Committee also determines the time or times at which options may be exercised (within 10 years from the grant date) and the method by which the exercise price of an option may be paid and the form of payment.

Each option will be either fully exercisable on the date of grant or will become exercisable thereafter in such installments as the Committee may specify.  Once an installment becomes exercisable, it will remain exercisable until expiration or termination of the option, unless otherwise specified by the Committee.  Each option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.  The Committee has the right to accelerate the date of exercise of any installment of any option, but the Committee may not accelerate the exercise date of any installment of an ISO granted to any employee without prior written consent of the employee if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code.

Options will lapse 10 years from the grant date for most grantees, and five years from the grant date for ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.  If the grantee ceases to be employed by the Company other than by reason of death or disability or For Cause (as defined in the Plan), the grantee will have the continued right to exercise any option held by him, to the extent of the number of shares with respect to which he could have exercised it on the date of termination until the date set forth in the option.  If the grantee ceases to be employed by the Company by reason of death or disability, the grantee’s estate or the grantee (as applicable) may exercise any options by the earlier of the date set forth in the option or one year following the date the employee ceases to be employed.  However, if the grantee exercises any ISO after the date that is three months following the date of termination of employment for reasons other than death or disability, the ISO will automatically be converted into an NSO subject to the terms of the Plan.  If the grantee ceases to be employed by the Company For Cause, all options will be forfeited.

To the extent the aggregate fair market value (determined at the time an ISO is granted) of common stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such options will be treated as NSOs.  Additionally, in the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the price per share specified in the agreement relating to the ISO may not be less than 110% of the fair market value per share of common stock on the date of the grant.

The Committee, with the consent of the optionee, may take such actions as may be necessary to convert an optionee’s ISOs that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs.  These actions may include accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of the optionee’s options.

Restricted Stock

A restricted stock award gives the participant the right to receive a specified number of shares at a purchase price determined by the Committee.  The Committee establishes restrictions on transferability, the consideration for such awards and the type of vesting.

Stock Appreciation Rights

A SAR gives the participant the right to share in the appreciation in value of one share.  The Committee determines the conditions and restrictions relating to SARs.  No SAR may be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the SAR agreement.  Each SAR will be denominated in shares of common stock equivalents.  The strike price of each SAR may not be less than 100% of the fair market value of the common stock equivalents subject to the SAR on the date of grant.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the SAR) of a number of shares of common stock equal to the number of shares of common stock equivalents in which the participant is vested under such SAR, and with respect to which the participant is exercising the SAR on such date, over (B) the strike price.  The appreciation distribution in respect of a SAR may be paid in common stock, in cash, in any combination of the two or in any other form of consideration as determined by the Committee.  In the event that a participant’s continuous service terminates (other than For Cause), the participant may exercise his SAR (to the extent entitled to do so as of the termination of continuous service) within the time period ending three months following termination of participant’s continuous service or the expiration of the term of the SAR as set forth in the SAR agreement.

Surrender of Stock Rights for Cash or Stock

The Committee may accept, in its sole discretion, the surrender by an optionee or grantee of a Stock Right granted to him under the Plan and authorize payments in consideration therefor an amount equal to the difference between the purchase price payable for the shares of common stock under the instrument granting the option and the fair market value of the shares subject to the Stock Right.  Such payment may be made in shares of common stock valued at fair market value on the date of such surrender, in cash, or partly in shares of common stock and partly in cash.

Adjustment to Capitalization

In the event of any change in the outstanding Shares by reason of a recapitalization, reorganization, stock split, reverse stock split, stock dividend, or other corporate change, the number of shares of common stock deliverable upon the exercise of outstanding Stock Rights will be increased or decreased, and appropriate adjustments will be made in the purchase price per share to reflect such corporate change.  Additionally, the aggregate number of shares available under the Plan and subject to each outstanding award shall be adjusted appropriately by the Committee.

In the event of a spin-off from the Company or other non-cash dividend on the outstanding shares of common stock, the Company will make appropriate equitable adjustments to the exercise price of all outstanding options and SARs, and to the number of shares underlying such awards.  In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such action or at such other time and subject to such other conditions as determined by the Committee.

Change in Control Provisions

The Plan contains a “double triggered” change in control provision whereby Plan participants who are employees or officers of, or consultants to, the Company only receive benefits when either their employment or service terminates due to their discharge without cause or resignation with good reason in connection with a change in control, or at the discretion of the Committee. If the Company is consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise, and the Committee or a successor board of directors does not make appropriate provisions for the continuation of Stock Rights by either assumption or substitution, unless otherwise provided by the Committee in its sole discretion, the Stock rights will become vested and fully and immediately exercisable and all forfeiture restrictions will be waived, and all Stock Rights not exercised at the time of the closing of the acquisition will terminate.

Forfeiture Provisions

A participant’s rights, payments and benefits with respect to an award shall be subject to termination upon the occurrence of specified events such as termination of employment for cause, a violation of company policies, fraud or a breach of a noncompetition or confidentiality restrictive covenant.

Share-Counting Rules

The Plan provides that the underlying shares related to any award granted under the Plan that terminates, expires, or lapses will again be available for a grant under such plan.  However, the Plan does not permit shares tendered to pay the exercise price of an option, or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award, to become available for grant or sale under the Plan.

Transferability

According to the Plan, no ISO may be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution.  Any vested NSO or right to purchase common stock may be transferable by the grantee to the grantee’s family members by will or by the laws of descent and distribution.

Amendment Modification and Termination

The Board may at any time terminate, amend or modify the Plan.  However, the Plan mandates that neither the Board nor the Committee may take the following without the approval of the stockholders:  the total number of shares that may be issued under the Plan may not be increased (except by adjustment for capitalization changes); the provisions regarding eligibility for grants of ISOs may not be modified; the provisions regarding the exercise price at which shares may be offered pursuant to options may not be modified (except for adjustments for capitalization changes); the expiration date of the Plan may not be extended; and the Company may not amend an option or SAR awarded under the Plan to reduce its price per share, cancel and regrant new options or SARs with lower prices per share than the original prices per share of the cancelled options or SARs, or cancel any options or SARs in exchange for cash or the grant replacement awards having the effect of repricing without approval by the Company’s stockholders.

Except as described above, the Board or stockholders may not adversely alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted.

Tax Withholding

HSW International may withhold or require a participant to remit to the Company an amount sufficient to satisfy all withholding tax requirements on any award under the Plan.

U.S. Income Tax Status

The U.S. federal income tax consequences to the Company and participants under the Plan are complex and subject to change.  The following discussion is a summary overview of the general rules applicable to certain awards granted under the Plan to a participant who performs services within the United States or is a United States citizen or resident. The tax consequences may be affected by various income tax treaties.

Participants under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Incentive Stock Options.  A participant will not recognize any ordinary income (and the Company will not be permitted to claim any deduction) upon the grant or timely exercise of an ISO.  If the Shares acquired upon the exercise of an ISO are held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the shares, at long-term capital gains rates, and the Company will not be entitled to any income tax deduction in connection with either the exercise of the ISO or the sale of the shares by the participant.  However, if these holding requirements are not met, the difference between the fair market value of the shares at the time of exercise and the exercise price is taxed at ordinary rates as compensation to the participant, and the Company is generally entitled to a deduction for an equivalent amount.

Additionally, the amount by which the fair market value of the underlying shares on the exercise date of an ISO exceeds the exercise price could constitute “alternative minimum taxable income” to the participant in the year of exercise.

Non-qualified Options.  At the time of exercise of the non-qualified option, a participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price.  The Company will generally be entitled to claim a tax deduction at such time and in the same amount that such participant recognizes ordinary income.

Restricted Stock.  Subject to Section 16(m) of the Code, a participant who is awarded shares of restricted stock is taxable on the shares received when the restricted stock is substantially vested, that is, when the stock is either not subject to a substantial risk of forfeiture, or is transferable to a third party free of such risk.  The amount of income recognized is equal to the excess of the fair market value of the shares at the time of vesting over the amount, if any, paid for such shares.  The Company would generally be entitled to claim a deduction equal to the amount of income recognized.

A person who is awarded restricted stock may elect to recognize income at the time that the restricted stock is awarded rather than at the later date when the stock is substantially vested.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted, and no deduction is available to the Company at such time.  When a SAR is exercised, ordinary income is realized by the participant in the amount of cash and/or fair market value of the shares received by such participant and the Company will generally be entitled to a deduction of equal value.

Section 409A.  Section 409A of the Code generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation.  Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.  In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such participant harmless from any or all of such taxes or penalties.

No Shareholders Rights

No award gives the participant any of the rights of a shareholder unless and until shares are in fact issued to such person in connection with such award.

Effective Date

The Plan will be effective as of the date it is approved by the stockholders. It will terminate on the 10th anniversary of that date, unless earlier terminated in accordance with its provisions.

Other Information

On November 30, 2011, the closing price of our shares as reported by the NASDAQ Capital Market was $3.00 per share.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010, on our equity compensation plans currently in effect.

Plan Category	(a) Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Related in Column (a))
Equity compensation plans approved by security holders	971,679		$43.73	120,318
Equity compensation plans not approved by security holders	0	$	N/A	0
Total	971,679		$43.73	120,318

Required Vote; Recommendation of the Board of Directors

The affirmative vote of a majority of the outstanding shares of stock is necessary to approve this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” approval of the increase in the 2010 Equity Incentive Plan share reserve.

* * * * *

EXECUTIVE OFFICERS & KEY EMPLOYEES

The following table sets certain information about each of our executive officers and key employees as of November 30, 2011.

Name	Age	Position

Gregory M. Swayne	53	Chief Executive Officer and Chairman of the Board of Directors
Shawn G. Meredith	42	Chief Financial Officer
Eric J. Orme	37	Chief Technology Officer
Bradley T. Zimmer (1)	33	Executive Vice President and General Counsel

Gregory M. Swayne is our Chief Executive Officer and chairman of the board of directors.  Previously, he was our President and Chief Operating Officer since October 2007.  Prior to joining HSW International in 2006, Greg was the President and Chief Operating Officer of HowStuffWorks, Inc., which has since been acquired by Discovery Communications, and was a member of the management teams of The Convex Group and N2 Broadband.  Greg was the co-founder and President of publicly-listed A.D.A.M., Inc. and its predecessor Medical Legal Illustrations, Inc.  A.D.A.M. provides health information services and benefit management solutions through its online offerings to healthcare organizations, employers, benefit brokers, consumers and the educational market.  Greg holds a Bachelor of Arts from the University of South Carolina and a Master of Science in Medical Illustration from the Medical College of Georgia.

Shawn G. Meredith became our Chief Financial Officer on August 12, 2008.  Shawn joined us in May 2008 as Vice President of Finance.  Prior to joining HSW International, she was a consultant to and Corporate Controller for Network Communications, Inc., an internet-integrated media company and the largest national publisher of local printed and online magazines for the real estate market, from September 2005 to April 2008.  Shawn also held positions as vice president, finance and accounting for Medical Doctor Associates, from October 2004 to August 2005, and as an audit manager for PricewaterhouseCoopers LLP, from October 2001 to September 2004.  Shawn graduated from the University of Florida with a Bachelor of Science in Accounting and a Master of Accounting from Florida International University.  Shawn is a certified public accountant.

Eric J. Orme has been our Chief Technology Officer since November 2007, was previously Director of IT and Operations at PCDI, LLC, since May 2004, and has been involved in information technology leadership in the web hosting, education technology, and online media markets for the past fifteen years.  His technical background includes work for both start-ups and larger global corporations, including Georgia-Pacific, web.com, and Ashworth University.  Eric has been central in orchestrating the launch of the Company’s websites in China and Brazil.

Bradley T. Zimmer (1) has been Executive Vice President, General Counsel and Corporate Secretary for HSW International since December 2007.  He previously served as General Counsel and Corporate Secretary of The Convex Group, an entertainment and media company, and its subsidiary HowStuffWorks, Inc. from 2003 through the companies' acquisition by Discovery Communications in December 2007.  Prior to The Convex Group, Bradley was responsible for business strategy at Southeast Interactive Technology Funds, a venture capital firm focused on information technology and communications investments.  Bradley holds A.B. in Public Policy and Juris Doctor degrees from Duke University.  He is a member of the American Bar Association and North Carolina State Bar, and is a member of the boards of directors of the Duke Law Alumni Association and several privately held companies.

___________________________

(1)	Bradley is not a named Executive Officer for purposes of reporting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 30, 2011 for the following:

	Each person or entity known to own beneficially more than 5% of the outstanding common stock;

	Each director;

	Each of the executive officers named in the Summary Compensation table; and,

	All current executive officers and directors as a group.

Applicable percentage ownership is based on 5,424,455 shares of common stock outstanding as of the record date, together with applicable options for each stockholder.  Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares.  Common stock subject to options and warrants currently exercisable, or exercisable within 60 days after the record date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.  The address of each executive officer and director is c/o HSW International, Inc., Six Concourse Parkway, Suite 1500, Atlanta, Georgia 3028.   For information relating to beneficial owners of greater than 5% of our common stock who are not insiders, we rely upon the reports filed by such persons or entities on Schedule 13G.  The beneficial ownership table is presented on a post-reverse stock split basis.

Name of Beneficial Owners	Number of Shares Beneficially Owned	Percentage of Ownership

Discovery Communications, Inc.(1)	2,349,072	43.3%
One Discovery Place
Silver Spring, Maryland 20814

Eastern Advisors Capital Group, Ltd.(2)	830,664	15.3%
c/o Caledonian Fund Services (Cayman) Limited
Caledonian House
69 Dr. Roy’s Drive
Grand Cayman KY1 – 1102
Cayman Islands

Capital Research Global Investors	368,638	6.8%
333 South Hope Street
Los Angeles, California 90071

Executive Officers and Current Directors:
Scott Booth(3)	880,749	16.2%
Theodore P. Botts(4)	13,827	*
Arthur F. Kingsbury(5)	8,827	*
Shawn G. Meredith(6)	33,144	*
Eric Orme(7)	53,483	1.0%
Gregory M. Swayne(8)	105,875	1.9%
Kai-Shing Tao(9)	7,069	*
All Executive Officers and Directors as a Group (7 People)	1,102,974	19.7%

* Represents less than 1%

(1)	Includes 2,344,072 shares of our common stock and 5,000 exercisable warrants beneficially owned by HowStuffWorks, Inc.
(2)
Based on information contained in Schedule 13G/A filed with the SEC on February 16, 2010, by Eastern Advisors Capital Group, LLC, Eastern Advisors Capital, Ltd. and Scott Booth.  All three reporting persons shared voting and dispositive power over the shares.  The address for Eastern Advisors Capital Group, LLC and Scott Booth is 101 Park Avenue, 48th floor, New York, New York 10178.

(3)
Includes 830,664 shares of our common stock beneficially owned by Eastern Advisors Capital Group, Ltd., over which Scott Booth could be deemed to have voting and dispositive power in his capacity as Managing Partner of Eastern Advisors Capital Group.  Includes 46,085 shares owned by Mr. Booth. Includes 4,000 shares of restricted stock granted on February 2, 2011 that will fully vest on December 31, 2011, provided Mr. Booth attends at least 75% of the Company’s Board meetings, or if less, on a pro rated basis.

(4)
Includes 5,000 shares of our common stock that may be acquired upon the exercise of options. Includes 4,827 shares of our common stock owned by Mr. Botts. Includes 4,000 shares of restricted stock granted on February 2, 2011 that will fully vest on December 31, 2011, provided Mr. Botts attends at least 75% of the Company’s Board meetings, or if less, on a pro rated basis.

(5)
Includes 4,827 shares of our common stock owned by Mr. Kingsbury. Includes 4,000 shares of restricted stock granted on February 2, 2011 that will fully vest on December 31, 2011, provided Mr. Kingsbury attends at least 75% of the
Company’s Board meetings, or if less, on a pro rated basis.

(6)	Includes 28,042 shares of our common stock that may be acquired upon the exercise of options and 5,102 shares owned by Ms. Meredith.
(7)	Includes 47,381 shares of our common stock that may be acquired upon the exercise of options and 6,102 shares owned by Mr. Orme.
(8)	Includes 95,567 shares of our common stock that may be acquired upon the exercise of options and 10,308 shares owned by Mr. Swayne.
(9)
Includes 3,069 shares of our common stock owned by Mr. Tao. Includes 4,000 shares of restricted stock granted on
February 2, 2011 that will fully vest on December 31, 2011, provided Mr. Tao attends at least 75% of the Company’s
Board meetings, or if less, on a pro rated basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. We believe that, during 2010, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements, other than Scott Booth, who did not file a Form 3 upon becoming a director in December 2009 or Forms 4 for grants of 2,000 and 4,000 shares of restricted stock in December 2009 and February 2011, respectively.

In making these statements, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy regarding transactions with management is that they should be made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  All transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by our Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Contribution Agreements

Pursuant to the terms of two contribution agreements, HowStuffWorks, which owns approximately 43% of our outstanding stock, contributed content owned by or licensed to HowStuffWorks to us by granting to us a perpetual, fully paid, royalty-free, sublicensable, exclusive license in certain territories.  The content specifically consists of the right to render Chinese and Portuguese translations of, the right to publish or use any or all actual renderings in the translated languages and all such actual renderings of, such licensed and sublicensed content, including derivative works, solely in digital and/or electronic form.  All sublicensed content is subject to the terms, conditions and restrictions set forth in the applicable third party licenses from which the sublicensed content is sublicensed.  HowStuffWorks is the sole and exclusive owner of the licensed content, the applicable third party licensors are the sole and exclusive owners of the applicable sublicensed content and we are the sole and exclusive owner of the content, subject to HowStuffWorks and its licensors’ rights in the underlying content.

HowStuffWorks also granted to us a limited, perpetual, fully paid, royalty-free, non-sublicensable, non-transferable, exclusive license in the territories to (i) use the content solely for purposes of translating it into the translation languages, and (ii) use limited excerpts of the licensed content translated into the translation languages in print format with limited distribution to businesses solely for purposes of marketing, business development, financings and other similar legitimate business purposes, provided that any such limited print excerpts are not distributed publicly.

HowStuffWorks may terminate the licenses in either of the territories upon written notice to us if: (i) we file a petition for bankruptcy or are adjudicated bankrupt; (ii) a petition in bankruptcy is filed against us and this petition is not dismissed within ninety calendar days; (iii) we become insolvent or make an assignment for the benefit of our creditors or an arrangement for our creditors pursuant to any bankruptcy law; (iv) we discontinue the business that is covered by either of the contribution agreements; (v) a receiver is appointed for us or our business; or (vi) we are in material breach of any of the terms or conditions set forth in either of the contribution agreements, which breach remains uncured 30 days after written notice of such breach from HowStuffWorks so long as such material breach was not caused by any action or inaction of HowStuffWorks, and HowStuffWorks did not prevent or limit our attempts to cure such breach.

Update Agreement

Pursuant to the terms of an update agreement, HowStuffWorks will provide all updates (i.e., modifications and new content) to us for our purchase.  With respect to updated content that we elect to purchase, HowStuffWorks will grant to us the same license rights as those granted pursuant to the contribution agreements with respect to any updates to the content licensed pursuant to the contribution agreement for a fee equal to (i) one percent per territory of HowStuffWorks’ fully allocated costs directly attributable to producing the updates purchased by us and (ii) HowStuffWorks’ actual cost in transferring the purchased updates to us, plus (iii) five percent of (i) and (ii) above.  Sublicensed content restrictions, ownership rights and termination rights are the same as those granted pursuant to the contribution agreements.  HowStuffWorks may suspend its obligation to provide updates to us if we fail to pay any update fee for 90 days after such fee was due or if we become insolvent.

Trademark License Agreement

A trademark side letter dated April 20, 2006, between HowStuffWorks and HSW International was amended to provide that the license fee will be 2% of HSW International’s net revenue derived from use of the licensed name and marks in the territories of China and Brazil, up to a limit of $100,000 annually for the territory.

Stockholders Agreement

Corporate Governance.  HSW International and HowStuffWorks have entered into a First Amendment to Amended and Restated Stockholders Agreement.  HowStuffWorks has the right to designate three directors of HSW International (one of whom shall be an independent director), and HowStuffWorks has the right to designate the chairperson of the Nominating and Governance Committee. All shares of HSW International owned by HowStuffWorks in excess of 45% of the outstanding shares of HSW International as of any applicable record date, if any, shall be voted in exact proportion to the vote of HSW International stockholders other than HowStuffWorks.  HowStuffWorks will have the right to vote in its discretion its shares up to and including 45% of the outstanding shares as of any applicable record date.  The HowStuffWorks-designated directors are Mike Cascone and Art Kingsbury.

Additional Content.  If we acquire any rights in any text, images, designs, graphics, artwork or other content (referred to in this Annual Report on Form 10-K as the additional content), we will use commercially reasonable efforts to obtain, as a part of such acquisition, (i) the worldwide digital publishing rights to such additional content and (ii) digital publishing rights for HowStuffWorks in respect of such additional content for use outside the territories ((i) and (ii), referred to as the additional rights).  Notwithstanding the foregoing, we will not be required to pay or be obligated to incur additional fees or costs for additional rights obtained for HowStuffWorks unless HowStuffWorks agrees to bear such additional fees and/or costs.

Non-Competition.  We agree that, during the term of the stockholders agreement, we will not, and will use our best efforts to cause each of our subsidiaries to not, within the United States, (a) enter into any agreement with, hold any equity or financial interest in, or permit our name or any part thereof to be associated in business with, any person that provides any services or products that compete with any services or products of HowStuffWorks in the United States, or (b) otherwise provide any services or products that compete with any services or products of HowStuffWorks in the United States, except with the prior written consent of HowStuffWorks.

Termination.  The stockholders agreement may be terminated by written agreement of all parties with rights under the stockholders agreement, or upon the expiration of (i) all rights created pursuant to the stockholders agreement and (ii) all applicable statutes of limitations applicable to the enforcement of claims under the stockholders agreement, except that our right to participate in other markets transactions and HowStuffWorks’ rights to any additional content will terminate three years after the date of the stockholders agreement.  The rights of HowStuffWorks pursuant to the provisions regarding transfer restrictions and corporate governance will terminate on the date HowStuffWorks beneficially owns less than 10% of our common stock on a fully diluted basis.  The transfer restrictions will terminate upon a change of control of us or a sale of all or substantially all of our assets.

Registration Rights Agreements

In connection with the INTAC merger, we also entered into a registration rights agreement with HowStuffWorks that provides it the right to make three requests to us to register its shares on Form S-3, and unlimited requests to us to include shares on other registration statements filed by us.

Sharecare Transactions

On October 30, 2009, we entered into and effectuated a series of transactions with Sharecare, Inc.  As a result of these transactions, HSW International received an equity stake in Sharecare, sold substantially all of the assets of its Daily Strength subsidiary to Sharecare, agreed to provide management and website development services to Sharecare, and received a limited license to use the Sharecare Web platform for its own businesses.  Additionally, HSW International issued a promissory note to Sharecare, the majority of which has been offset by services HSW International provided to Sharecare.  Finally, Sharecare assumed certain Daily Strength liabilities, including the earn-out payment of up to $3.525 million under the merger agreement by which HSW International acquired Daily Strength.

The transactions did not require HSW International stockholder approval, and HSW International stockholders do not have any statutory appraisal or dissenters’ rights with respect to the transaction.  HSW International’s Board of Directors established a Special Committee, consisting of three independent directors without any interests in Sharecare, to evaluate and recommend the terms of these transactions to the Board, and the committee retained Hudson Advisory Partners, Inc. as its financial advisor with respect to the transactions, which engagement was subsequently assigned to Ackrell Capital LLC as was contemplated in the engagement letter.

As a part of these transactions, we entered into and effectuated an Asset Purchase Agreement under which we sold substantially all of the assets of our subsidiary Daily Strength, Inc. to a wholly owned subsidiary of Sharecare, in exchange for which that subsidiary assumed liabilities of Daily Strength, including the potential earn-out payments under the Merger Agreement dated November 26, 2008, pursuant to which we acquired Daily Strength.  Sharecare additionally agreed to reimburse HSW International for the net operating costs incurred by Daily Strength between October 3 and October 31, 2009, the closing date.  HSW International and Daily Strength agreed in the asset purchase agreement to indemnify Sharecare for a breach of any representation, warranty or covenant contained in the purchase agreement and related transaction documents, and other losses and expenses arising out of the asset purchase agreement, if any.  Sharecare agreed to indemnify HSW International for any claims or liabilities arising out of the assumed liabilities and for a breach of any representation, warranty or covenant contained in the purchase agreement or related transaction documents.

We also entered into a Subscription Agreement for the purchase of 125,000 shares of common stock of Sharecare, representing 20% of the company at the time of purchase.  The aggregate purchase price for the shares was $1,250,000.  In exchange for the shares, HSW International contributed $250,000 worth of development work to Sharecare and issued a Secured Promissory Note to Sharecare in the principal amount of $1,000,000, which has since been satisfied in full by services the Company provided to Sharecare in 2009.  The note did not bear interest.  For so long as principal amounts remained outstanding under the note, all amounts payable by Sharecare to HSW International pursuant to the Services Agreement, described below, were applied as prepayments on the note.  As collateral for the payment of the note, HSW International granted Sharecare a security interest in all of its equity securities of Sharecare purchased by HSW International pursuant to the Subscription Agreement.  Subsequent issuances of equity by Sharecare have reduced HSW International ownership percentage in Sharecare to approximately 18%.

In addition, we entered into a Letter Agreement for Services with Sharecare pursuant to which we agreed to perform services related to the design, development, hosting and related services necessary to launch and operate the Sharecare website through our direct activities and management of third party vendors.  Sharecare will pay HSW International for the fully burdened cost of HSW International personnel dedicated to the services and other costs incurred in providing the services plus a fixed monthly management fee.  Sharecare will pay HSW International for services performed since July 1, 2009.  The initial term of the agreement expired on December 31, 2009, but we have amended the Letter Agreement for Services to extend the term to December 31, 2011.  Additionally, the amendment provides that the parties will work in good faith and prepare a mutually agreed budget to cover the services to be performed during the extended term of the agreement.  Except as provided in the amendments, all provisions of the original agreement continue to remain in full force and effect.

Finally, we entered into a License Agreement with Sharecare and each of ZoCo 1, LLC, Discovery SC Investment, Inc., Oz Works, L.L.C., and Arnold Media Group, LLC pursuant to which Sharecare granted each of the other parties to the agreement a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive quitclaim license to software, programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare website, but expressly excluding the “look and feel” elements of the Sharecare website.  The license includes the right to modify and adapt the technology to create derivative works and to use and combine the technology with other products and material.  No more than twice every six months for five years, each licensee may request from Sharecare, and Sharecare will provide and grant a license to the licensee, all then-existing derivative works of the technology Sharecare has developed. The licensees may not use the licensed technology in or for the benefit of a business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.  Sharecare granted the license in return for contributions from each of the licensees of assets valuable to Sharecare in the development and launch of its business.

We described the material terms of these agreements in our Current Report on Form 8-K filed with the SEC on November 2, 2009, and filed copies of them with our Quarterly Report on Form 10-Q filed with the SEC on November 16, 2009.

On November 17, 2010, Sharecare completed the sale of its equity securities to its founding stockholders. Rather than purchase its pro rata share of equity securities offered in the financing, HSWI exercised its right to purchase an option entitling HSWI to purchase at a later date its pro rata share of Sharecare’s equity securities.  HSWI purchased the option for a percentage of the purchase price of its pro rata share of equity securities offered in the financing.  HSWI chose not to exercise this option, and it expired on July 30, 2011.

COMPENSATION MATTERS

Compensation Discussion and Analysis

Introduction

The Compensation Committee of the Board of Directors approves all compensation and awards to the individuals included on the Summary Compensation Table (the “named executive officers”).  Annually, the Compensation Committee reviews the performance and compensation of the chief executive officer, or CEO, and, following discussions with the CEO and, where it deems appropriate, other advisors, modifies executives’ compensation levels for the subsequent year.  For the remaining named executive officers, the CEO makes recommendations to the Compensation Committee for approval.

The Compensation Committee met six times in 2010.  The Compensation Committee’s charter provides that it will (i) develop, approve, and report to the Board regarding the Company's overall compensation philosophy and strategy, (ii) establish corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation, (iii) review and approve the compensation structure for the other executive officers and review and approve the CEO’s recommendations with respect to executive officer compensation, (iv) oversee CEO and executive succession planning and development, and (v) make recommendations to the Board with respect to director compensation.  In addition to the committee members, in the past the CEO and other officers from the Company have been asked to attend meetings from time to time as the committee deems appropriate.  The Compensation Committee makes reports to the full Board of Directors based on its activities and, for certain activities, such as the determination of Board of Directors compensation, the Compensation Committee will make recommendations to the full Board for approval.

Executive Compensation Philosophy and Objectives

We work to attract and retain proven, talented executives who we believe will help to put us in the best position for growth and to meet our Company’s objectives.  We attempt to recruit executives with technology, internet, media or other experience that we believe is transferable to our business with the expectation that they will share their knowledge to create and develop a successful organization.  We strive to provide our named executive officers with a compensation package that is competitive for a given position in our industry and geographic region.  The purpose of our executive compensation program is to provide incentives for our executives to meet or exceed expectations.  We believe our compensation objectives are achieved through a combination of base salary, incentive bonus, equity compensation and other benefits.  With the exception of equity, or stock-based compensation, the compensation is paid in cash.

Our stock-based compensation provides a means for our executives to obtain a degree of ownership of our Company in an attempt to align corporate and individual goals.  The issuance of equity compensation is generally not based on performance but rather a component of each officer’s total compensation package.  As bonuses are based on both individual and company-wide performance and objectives, we offer a market-competitive base salary for executive positions so as to mitigate the volatility we might experience in our equity pricing.  It is our philosophy that bonuses are to be used to provide an added incentive to meet additional objectives which exceed ordinary expectations and not as salary itself.

Elements of Compensation

During 2010, the compensation packages for our named executive officers included three principal elements:  base salary; performance based (or guaranteed) cash bonuses; and long-term equity incentive awards.

Base Salary. Base salary for our executives is determined based on the specific level and experience of the executive and responsibilities of his or her position.  Generally, the goal is to achieve a salary that is competitive with the salary for similar positions in similar industries within our Company’s geographic region.  The Compensation Committee reviews salaries during its annual review process when an increase, if any, is determined.  Any increase in salary for the named executive officers is subject to Compensation Committee approval.  In addition, base salaries may be adjusted, on occasion at the Compensation Committee’s discretion, to realign a particular salary with current market conditions.  Upon Mr. Swayne’s becoming our CEO in September 2009, we entered into a Letter Agreement with Mr. Swayne with a term of three years.  Under that agreement, Mr. Swayne’s initial base salary was $275,000 per year, increased to $300,000 per year effective January 1, 2010, and will be reviewed annually beginning in 2011 by the Board for any discretionary merit-based increases.

Long-term Equity Incentive Awards.  Granting stock options encourages our executives to focus on our Company’s future success.  The Company issues grants for stock options under the 2010 Equity Incentive Plan adopted June 15, 2010.  The number of grants recipients receive is generally based on their particular position within the Company.  All grants require the approval of the Compensation Committee of our Board.  In the event of a change in control in HSW International, any unvested options held by each of our named executive officers will fully vest on the date of the change of control.  Under the terms of the Letter Agreement, Mr. Swayne received options to purchase 41,000 shares of HSW International’s common stock.  Five thousand of the options vested immediately upon the grant, and the remainder will vest ratably over a period of three years.  All options vest automatically upon a change of control, as defined in the Letter Agreement.

Payments in Connection with a Change of Control or Termination

In the event of a change in control in HSW International, any unvested options held by each of Messrs. Swayne, and Orme and Ms. Meredith will fully vest on the date of the change of control.  If a change of control had occurred on December 31, 2010, the value of the options that would have vested was $919,000.

If HSW International terminates Mr. Swayne’s employment without cause (as defined in the Letter Agreement) and Mr. Swayne executes a release acceptable to HSW International, Mr. Swayne will be entitled to amounts earned or vested as of his termination date, plus his base salary in effect as of his termination date and continuing medical benefits for a period of (a) nine months if he is terminated between October 1, 2010 and September 30, 2011, or (b) six months if he is terminated between October 1, 2011 and the end of the term of the employment agreement.  If Mr. Swayne had been terminated on December 31, 2010, the value of his severance payments would have been $225,000.

Summary Compensation Table

The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to us and our subsidiaries in all capacities during the years ended December 31, 2009, and December 31, 2010, by our principal executive officer, and our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of the last completed fiscal year.  The officers listed on the table set forth below are referred to collectively in this annual report as the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Equity Awards (1) ($)	All Other Compensation ($)	Total ($)

Gregory M. Swayne
Chairman and Chief Executive Officer (2)	2010	$300,000	$—	$356,400	$—	$656,400
	2009	$238,786	$—	$151,700	$—	$390,486

Shawn G. Meredith
Chief Financial Officer	2010	$200,059	$—	$—	$—	$200,059
	2009	$200,236	$—	$83,250	$—	$283,486

Eric J. Orme
Chief Technology Officer	2010	$250,000	$—	$356,400	$—	$606,400
	2009	$194,663	$—	$83,250	$—	$277,913

(1)
Amounts in this table reflect the total grant date fair value for awards granted in 2010 and 2009 and do not reflect actual compensation realized by our named executive officers.  The aggregate grant date fair value of restricted stock and options awards granted within the fiscal year was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation.

(2)	Mr. Swayne became our Chief Executive Officer on September 28, 2009.

Outstanding Equity Awards at Year-End 2010

The following table provides information about the number and value of unexercised options for the named executive officers as of December 31, 2010.  No named executive officers exercised any stock options during fiscal years 2010 or 2009 and no stock appreciation rights have been granted.

Name	Number of Securities Underlying Unexercised Options		Options Exercise Price	Option
			($)	Expiration Date
	Exercisable	Unexercisable
	(#)	(#)

Gregory M. Swayne	10,000	—	$65.00	August 23, 2016
Gregory M. Swayne	10,000	—	$71.00	October 10, 2017
Gregory M. Swayne	1,002	—	$32.50	August 12, 2018
Gregory M. Swayne	20,000	21,000	$3.90	November 5, 2019
Gregory M. Swayne	—	60,000	$6.06	September 21, 2020
Shawn G. Meredith	1,667	833	$38.00	May 28, 2018
Shawn G. Meredith	1,667	833	$32.50	August 12, 2018
Shawn G. Meredith	334	—	$32.50	August 12, 2018
Shawn G. Meredith	9,167	13,333	$3.85	November 20, 2019
Eric J. Orme	2,500	—	$70.30	November 9, 2017
Eric J. Orme	334	—	$32.50	August 12, 2018
Eric J. Orme	10,272	12,228	$3.90	November 5, 2019
Eric J. Orme	—	60,000	$6.06	September 21, 2020

Consulting and Employment Agreements

Swayne Employment Agreement

Mr. Swayne’s employment is governed by a Letter Agreement dated September 28, 2009,  with a term of three years.  Mr. Swayne’s initial base salary was $275,000 per year, increased to $300,000 per year effective January 1, 2010, and will be reviewed annually beginning in 2011 by the Board for any discretionary merit-based increases.  In November 2009 Mr. Swayne received options to purchase 41,000 shares of HSW International’s common stock.  Five thousand of the options vested immediately upon the grant, and the remainder will vest ratably over a period of three years.  All options vest automatically upon a change of control, as defined in the Letter Agreement.  The Letter Agreement also contains non-compete and non-solicitation covenants.  If HSW International terminates Mr. Swayne’s employment without cause (as defined in the Letter Agreement) and Mr. Swayne executes a release acceptable to HSW International, Mr. Swayne will be entitled to amounts earned or vested as of his termination date, plus his base salary in effect as of his termination date and continuing medical benefits for a period of (a) nine months if he is terminated between October 1, 2010 and September 30, 2011, or (b) six months if he is terminated between October 1, 2011 and the end of the term of the employment agreement.

Orme Employment Agreement

Mr. Orme’s employment is governed by a Letter Agreement dated October 1, 2009, with a term of three years.  Mr. Orme’s initial base salary was $225,000 per year and increased to $250,000 per year effective January 1, 2010, and will be reviewed annually thereafter by the Board for any discretionary merit-based increases.  In 2009 Mr. Orme received options to purchase 22,500 shares of HSW International’s common stock.  Two thousand five hundred of the options vested immediately upon the grant, and the remainder vest ratably on a monthly basis over a period of three years.  All options vest automatically upon a change of control, as defined in the Letter Agreement.  The Letter Agreement also contains non-compete and non-solicitation covenants.  HSW International may terminate Mr. Orme’s employment on thirty days’ written notice, provided that the Company may provide continued base salary payments and medical benefits for all or a portion of the 30 day notice period in lieu of the notice.  Upon expiration of the term, the Letter Agreement will terminate, and, unless either party elects in writing not to continue Mr. Orme’s employment, he will become an at-will employee of the Company.  If HSW International terminates Mr. Orme’s employment without cause (as defined in the Letter Agreement) and Mr. Orme executes a release acceptable to HSW International, Mr. Orme will be entitled to amounts earned or vested as of his termination date, plus his base salary in effect as of his termination date and continuing medical benefits for a period of (a) nine months if he is terminated between October 1, 2010 and September 30, 2011, or (b) six months if he is terminated between October 1, 2011 and the end of the term of the employment agreement.

Compensation of Non-Executive Directors

Our certificate of incorporation and bylaws specifically grant to our board of directors the authority to fix the compensation of the directors.  For 2010 service, we paid our non-executive directors the amounts set forth in the following table:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total (3) ($)
Scott V. Booth	$48,944	$4,200	—	—	$53,144
Theodore P. Botts	$48,944	$4,200	—	—	$53,144
Michael Cascone (2)	—	—	—	—	—
Boland T. Jones (3)	$19,472	—	—	—	$19,472
Arthur F. Kingsbury	$48,944	$4,200	—	—	$53,144
Kai-Shing Tao	$43,944	$2,310	—	—	$46,254

(1)
Includes annual retainers for members of the Board of Directors, retainers for the chairman of each of the Audit, Compensation and Nominating Committees, and retainers for the members of the Special Committee established to review the Sharecare transactions.

(2)	Michael Cascone resigned from our board effective January 1, 2011. He received no compensation as a director because he was employed by Discovery, which owns approximately 43% of our shares.
(3)	Mr. Jones did not stand for reelection at our 2010 annual meeting and ceased to be a director on June 15, 2010.

On February 3, 2010, our board of directors adopted a Director Compensation Plan for the year ended December 31, 2010, for its independent directors.  The plan provides for the following:

Annual minimum cash retainer	$5,000
Annual restricted stock grant value	$35,000
Total annual compensation	$40,000

In addition, the chairman of our Compensation and Nominating and Governance Committees each receives additional cash compensation of $2,500 per year, and the chairman of our Audit Committee receives additional compensation of $5,000 per year.  The restricted stock grant is limited to the per share price for 2,000 shares.  The excess value is then added to the cash retainer.  We also reimburse all directors for HSWI-related travel expenses in accordance with our Company-wide policy.

The terms for the payment of our independent director compensation include the following:

•	Cash retainers are paid quarterly in arrears.
•
Restricted stock is granted at the beginning of the year in an amount then equal to the specified cash value determined as the average of the first 15 trading days of the year, resulting in a per share value for our 2009 grant of $3.50.

•
The number of restricted stock shares granted is calculated by dividing $35,000 by the volume weighted average trading price of the Company’s common stock for the first fifteen trading days of 2009 (the “Per-Share Price”).  If the resulting quotient exceeds 2,000 shares, the value (calculated using the Per-Share Price) of the shares in excess shall be added to the annual cash retainer.

•
Restricted stock vests in full on December 31 of the year of grant, contingent upon the recipient having attended at least 75% of board meetings held during the year; otherwise, vesting will be prorated based on attendance.

On June 15, 2010, our independent directors, namely Messrs. Booth, Botts, Kingsbury and Tao, each received 2,000 shares of restricted stock per the director compensation plan described above.

AUDITOR AND AUDIT COMMITTEE MATTERS

Our Audit Committee is currently composed of the following three directors, all of whom are independent directors as defined in Rule 4200(a)(14) of the Nasdaq listing standards and Rule 10A(m)(3) of the Exchange Act: Theodore P. Botts (Chair); Scott Booth; and Kai-Shing Tao.  The board of directors has determined that Ted qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC.  Our Audit Committee operates under a written charter adopted by the board of directors, a copy of which has been filed with the SEC and is available on our web site at www.hswinternational.com/governance.cfm.

Audit Committee Report

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for 2010 and audited our consolidated financial statements for the year ended December 31, 2010.  The Audit Committee of our board of directors has (1) reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP, (2) discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and (3) received the written disclosures and the required letter from PricewaterhouseCoopers LLP, and has discussed their independence with PricewaterhouseCoopers LLP.  Based upon these discussions, reviews, considerations and determinations, the Audit Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010, and filed with the SEC.

Submitted By:           THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Theodore P. Botts, Chair
Scott Booth
Kai-Shing Tao

Changes in Certifying Accountant

As previously reported, effective June 19, 2009, the Company dismissed our independent registered public accounting firm Grant Thornton LLP.  Grant Thornton had been our independent registered public accounting firm since September 19, 2007.  Grant Thornton’s report to our financial statements did not contain any adverse opinion, or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles.  In connection with their audit of our financial statements during the fiscal years ended December 31, 2008 and 2007 and through June 19, 2009, there were no disagreements between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference thereto in their report on our financial statements.  Grant Thornton furnished us with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.  A copy of that letter was filed as an exhibit to our Current Report on Form 8-K dated June 19, 2009.

On June 19, 2009, the Company engaged PricewaterhouseCoopers LLP as its independent registered public accounting firm.  During the fiscal years ended December 31, 2008, and 2007, and through June 19, 2009, neither the Company, nor anyone on its behalf, consulted PricewaterhouseCoopers LLP regarding: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the our financial statements, which consultation resulted in the providing of written or oral advice concerning the same to us that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Rule 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933, as amended) or a reportable event (as defined in Rule 304(a)(1)(v) of Regulation S-K).

Summary of Auditor Fees and Pre-Approval Policy

Our Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm.  Under this policy, each year, at the time it engages the auditors, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year.  All other permitted non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.  All of the auditor fees for the last two years, as detailed below, were pre-approved by the Audit Committee or full board.  The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The following table summarizes the aggregate fees billed for professional services rendered to HSW International by PricewaterhouseCoopers LLP in 2010 and 2009.  A description of these various fees and services follows the table.

	2010	2009
Audit Fees	$355,983	$391,589
Audit-Related Fees	$—	$109,200
Tax Fees	$—	$—
All Other Fees	$1,500	$1,500
Total	$357,483	$502,289

Audit Fees

The aggregate fees billed to us by PricewaterhouseCoopers LLP in connection with the annual audit, for the reviews of HSW International’s financial statements included in quarterly reports on Form 10-Q, and for other services normally provided in connection with statutory and regulatory filings, were approximately $355,983 for 2010 and $391,589 for 2009.

Audit-Related Fees

Total fees billed to us by PricewaterhouseCoopers LLP in 2009 for audit related fees were $109,200.  These fees related to services provided related to the Sharecare transaction in 2009.  PricewaterhouseCoopers LLP did not provide audit-related services in 2010.

Tax Fees

PricewaterhouseCoopers LLP did not provide tax related services in 2010 or 2009.

All Other Fees

Other fees related to costs associated with an online accounting research tool obtained from PricewaterhouseCoopers LLP.

OTHER MATTERS

We do not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Stockholders, which may properly come before the meeting or other matters incident to the conduct of the meeting.

As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to shareowners by its authority.

Bradley T. Zimmer
                                                                                                                Executive Vice President,
                                                                                                                General Counsel & Corporate Secretary

Atlanta, Georgia

December 13, 2011

The 2010 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2010. We have furnished the 2010 Annual Report on Form 10-K to all shareowners. The 2010 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

                                                                                                                                                                                                                                                                                                                                                                       Appendix A

HSW INTERNATIONAL, INC.

2010 EQUITY INCENTIVE PLAN

1.           Purpose.  The purposes of this 2010 Equity Incentive Plan (the “Plan”) are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentives to directors, employees, and consultants of the Company; and,

•	to promote the success of the Company's business and the shareholders' interests.

This Plan is intended to provide incentives:

(a) to employees of HSW International, Inc. (the “Company”), or its parent (if any) or any of its present or future subsidiaries (collectively, “Related Corporations”), by providing them with opportunities to purchase Common Stock (as defined in Section 4) of the Company pursuant to options granted hereunder that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”);

(b) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase Common Stock of the Company pursuant to options granted hereunder that do not qualify as ISOs (Nonstatutory Stock Options, or “NSOs”);
(c) to directors, employees and consultants of the Company and Related Corporations by providing them with a right to receive the appreciation on Common Stock (“Stock Appreciation Rights” or “SARs”);

(d) to directors, employees and consultants of the Company and Related Corporations by providing them with restricted stock or bonus awards of Common Stock of the Company (“Stock Bonuses”); and

(e) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of Common Stock of the Company (“Purchase Rights”).

Both ISOs and NSOs are referred to hereafter individually as “Options”, and Options, SARs, Stock Bonuses and Purchase Rights are referred to hereafter collectively as “Stock Rights”.  As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.

1

2.           Administration of the Plan.

(a)           The Plan shall be administered by (i) the Board of Directors of the Company (the “Board”) or (ii) a committee consisting of directors or other persons appointed by the Board (the “Committee”).  The appointment of the members of, and the delegation of powers to, the Committee by the Board shall be consistent with applicable laws and regulations (including, without limitation, the Code, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule thereto (“Rule 16b-3”), the rules of the Company’s primary stock exchange and any applicable state law (collectively, the “Applicable Laws”)).  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

(b)           Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by an Applicable Law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority, in its discretion, to:

    (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the classes of individuals and entities eligible under Section 3 to receive NSOs, Stock Bonuses and Purchase Rights) to whom NSOs, Stock Bonuses and Purchase Rights may be granted;

   (ii) determine the time or times at which Options, Stock Bonuses or Purchase Rights may be granted (which may be based on performance criteria);

  (iii) determine the number of shares of Common Stock subject to any Stock Right granted by the Committee;

  (iv) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in Section 6 hereof, as appropriate, and the purchase price of shares subject to each Purchase Right and to determine the form of consideration to be paid to the Company for exercise of such Option or purchase of shares with respect to a Purchase Right;

   (v) determine whether each Option granted shall be an ISO or NSO;

  (vi) determine (subject to Section 7) the time or times when each Option shall become exercisable and the duration of the exercise period;

  (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Stock Bonuses and Purchase Rights and the nature of such restrictions, if any;

2

  (viii) approve forms of agreement for use under the Plan;

  (ix) determine the fair market value of a Stock Right or the Common Stock underlying a Stock Right, provided that the Committee shall not establish the fair market value of a share of Common Stock as less than the fair market value as defined pursuant to Section 6(d) below;

  (x) accelerate vesting on any Stock Right, only in the cases of death, disability or change in control, or to waive any forfeiture restrictions, or to waive any other limitation or restriction with respect to a Stock Right;

  (xi) reduce the exercise price of any Stock Right if the fair market value of the Common Stock covered by such Stock Right shall have declined since the date the Stock Right was granted (in accordance with any shareholder approval requirements set forth in Section 17 below);

  (xii) modify or amend each Stock Right (subject to Section 8(d) of the Plan) including the discretionary authority to extend the post-termination exercisability period of Stock Rights longer than is otherwise provided for by terms of the Plan or the Stock Right;

  (xiii) construe and interpret the Plan and Stock Rights granted hereunder and prescribe and rescind rules and regulations relating to the Plan; and

  (xiv) make all other determinations necessary or advisable for the administration of the Plan.

If the Committee determines to issue an NSO, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(c)           The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine.  Acts by a majority of the Committee, approved in person at a meeting or in writing, shall be the valid acts of the Committee.  All references in this Plan to the Committee shall mean the Board if no Committee has been appointed.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members thereof and thereafter directly administer the Plan.

3

(d)           Those provisions of the Plan that make express reference to Rule 16b-3 shall apply to the Company only at such time as the Company’s Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

(e)           To the extent that Stock Rights are to be qualified as “performance-based” compensation within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee consisting of two or more “outside directors” as determined under Section 162(m) of the Code.

(f)           Subject to the provisions of the Plan and except to the extent prohibited by Applicable Law, the Board or Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(g)           The decisions, determinations and interpretations of the administrator of the Plan under paragraph 2(a) will be final and binding on all holders of Stock Rights pursuant to the Plan.

3.           Eligible Employees and Others.

(a)           Eligibility.  ISOs may be granted to any employee of the Company or any Related Corporation.  Those officers of the Company who are not employees may not be granted ISOs under the Plan.  NSOs, Stock Bonuses and Purchase Rights may be granted to any director, employee or consultant of the Company or any Related Corporation. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him or her from, participation in any other grant of Stock Rights.

(b)           Special Rule for Grant of Stock Rights to Reporting Persons.  The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of a Stock Right, the timing of the Stock Right grant, the exercise price, if any, of the Stock Right and the number of shares subject to the Stock Right shall be determined either (i) by the Board, or (ii) by a committee of the Board that is composed solely of two or more Non-Employee Directors having full authority to act in the matter.  For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such under Rule 16b-3(b)(3), as interpreted from time to time.

4.           Stock.  The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.001 per share, or such shares of the Company’s capital stock into which such class of shares may be converted pursuant to any reorganization, recapitalization, merger, consolidation or the like (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner.  The aggregate number of shares that may be issued pursuant to the Plan is 275,000 shares of Common Stock, subject to adjustment as provided herein.  Any such shares may be issued as ISOs, NSOs or Stock Bonuses, or to persons

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or entities making purchases pursuant to Purchase Rights, so long as the number of shares so issued does not exceed such aggregate number, as adjusted.

(a)
If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any shares issued pursuant to Stock Rights, the unpurchased shares subject to such Options and any shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

(b)
In the event any Stock Option or other Award granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares of Common Stock, any shares of Common Stock so tendered or withheld shall not again be available for Awards under the Plan.

(c)
The aggregate number of shares of Common Stock awarded to any Participant under the Plan pursuant to any Stock Right intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code shall not exceed 100,000 shares in any three-year period.

(d)
Shares of Common Stock available for awards under the stockholder-approved plan of a company acquired by the Company (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition) may be used for Awards under the Plan to individuals who were not Eligible Participants prior to such acquisition and shall not count against the limit on the aggregate number of shares of Common Stock which are authorized for issuance under the Plan.

(e)	Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from exercise of Stock Options shall not be available for Awards under the Plan.

(f)	The Company shall at all times reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.           Granting of Stock Rights.  Stock Rights may be granted under the Plan at any time after the Effective Date, as set forth in Section 17, and prior to ten years thereafter.  The date of grant of a Stock Right under the Plan will be the date specified by the Board or Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Board or Committee acts.  The Board or Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to an NSO pursuant to Section 18.

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6.           Minimum Price; ISO Limitations.

(a)           The price per share specified in the agreement relating to each NSO, Stock Bonus or Purchase Right granted under the Plan shall be established by the Board or Committee at a price no less than fair market value, taking into account any noncash consideration to be received by the Company from the recipient of Stock Rights.

(b)           The price per share specified in the agreement relating to each Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110% of the fair market value per share of Common Stock on the date of the grant.

(c)           To the extent that the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Options will be treated as NSOs, provided that this Section shall have no force or effect to the extent that its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422 of the Code.  The rule of this Section 6(c) shall be applied by taking Options in the order in which they were granted.

(d)           If, at the time a Stock Right is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the time such a Stock Right is granted and shall mean:

(i) if the Common Stock is then traded on a national securities exchange, the closing sale price for the Common Stock (or the closing bid, if no sales were reported as quoted on such exchange or market); or

(ii) the closing bid price or average of bid prices last quoted on that date by an established quotation service, if the Common Stock is not reported on a national securities exchange.

However, if the Common Stock is not publicly traded at the time a Stock Right is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Board or Committee after taking into consideration all factors that it deems appropriate.

7.           Option Duration.  Subject to earlier termination as provided in Sections 10 and 11, each Option shall expire on the date specified by the Board or Committee, but not more than:

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(a) ten (10) years from the date of grant in the case of NSOs;

(b) ten (10) years from the date of grant in the case of ISOs generally; and

(c) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation.

Subject to earlier termination as provided in Sections 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into an NSO pursuant to Section 18.

8.           Exercise of Options.  Subject to the provisions of Section 10 through Section 13 of the Plan, each Option granted under the Plan shall be exercisable as follows:

(a)           the Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board or Committee may specify;

(b)           once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board or Committee;

(c)           each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable; and

(d)           the Board or Committee shall have the right to accelerate the date of exercise of any installment of any Option, provided that the Board or Committee shall not accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into an NSO pursuant to Section 18) without the prior consent of such employee if such acceleration would violate the annual vesting limitation contained in Section 422 of the Code, as described in Section 6(c).

9.           Stock Appreciation Rights.  Each SAR agreement shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.  SARs may be granted as stand-alone Stock Rights or in tandem with other Stock Rights.  The terms and conditions of SAR agreements may change from time to time, and the terms and conditions of separate SAR agreements need not be identical; provided, however, that each SAR agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Term.  No SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the SAR agreement.

(b)           Strike Price.  Each SAR will be denominated in shares of Common Stock equivalents.  The strike price of each SAR shall not be less than one hundred percent (100%) of the fair market value of the Common Stock subject to the SAR on the date of grant.

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(c)           Calculation of Appreciation.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate fair market value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the participant is vested under such SAR, and with respect to which the participant is exercising the SAR on such date, over (B) the strike price.

(d)           Vesting.  At the time of the grant of a SAR, the Board or Committee may impose such restrictions or conditions to the vesting of such SAR as it, in its sole discretion, deems appropriate.

(e)           Exercise.  To exercise any outstanding SAR, the participant must provide written notice of exercise to the Company in compliance with the provisions of the SAR agreement evidencing such SAR.

(f)           Payment.  The appreciation distribution in respect of a SAR may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board or Committee and set forth in the SAR agreement evidencing SAR.

(g)           Termination of Continuous Service.  In the event that a participant's continuous service terminates (other than For Cause, as defined in Section 10), the participant may exercise his or her SAR (to the extent that the participant was entitled to exercise such SAR as of the date of termination of continuous service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the participant's continuous service (or such longer or shorter period specified in the SAR agreement), or (B) the expiration of the term of the SAR as set forth in the SAR agreement.  If, after termination of continuous service, the participant does not exercise his or her SAR within the time specified herein or in the SAR agreement (as applicable), the SAR shall terminate.

(h)           Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any SARs granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code.  Such restrictions, if any, shall be determined by the Board and contained in the SAR agreement evidencing such SAR.

10.           Termination of Employment or Affiliation.  If a grantee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in Section 11, or by reason of a termination “For Cause” as defined in this Section 10, unless otherwise specified in Section 9 (in the case of SARs) or in the instrument granting such Stock Right, the grantee shall have the continued right to exercise any Stock Right held by him or her, to the extent of the number of shares with respect to which he or she could have exercised it on the date of termination until the date set forth in the Stock Right; provided, however, in the event the grantee exercises any ISO after the date that is three months following the date of termination of employment, such ISO will automatically be converted into an NSO subject to the terms of the Plan.  Employment shall be considered as continuing uninterrupted during any bona fide

8

leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such grantee’s right to reemployment with the Company is guaranteed by statute or by contract.  A bona fide leave of absence with the written approval of the Company shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the grantee after the approved period of absence; provided that the foregoing approval requirement shall not apply to a leave of absence guaranteed by statute or contract. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation.

For purposes of this Plan, a change in status from employee to a consultant, or from a consultant to employee, will not constitute a termination of employment, provided that a change in status from an employee to consultant may cause an ISO to become an NSO under the Code. In the event of a termination “For Cause,” the right of a grantee to exercise a Stock Right shall terminate as of the date of termination.  For purposes of this Plan, “For Cause” shall mean the termination of a grantee’s status as an employee, a director or consultant (as applicable) for any of the following reasons, as determined by the Committee; provided, that, with respect to an employee that is party to an agreement with the Company where a termination for cause is defined in such agreement, the definition in such agreement shall govern the determination under this Section 10:

(i)           A grantee who is a consultant and who commits a material breach of any consulting, noncompetition, confidentiality or similar agreement with the Company or a subsidiary, as determined under such agreement;

(ii)           A grantee who is an employee, director or a consultant and who is convicted (including a trial, plea of guilty or plea of nolo contendere) for committing an act of fraud, embezzlement, theft, or other act constituting a felony;

(iii)           A grantee who is an employee, director or a consultant and who willfully engages in gross misconduct or willfully violates a Company or a subsidiary policy which is materially and demonstrably injurious to the Company and/or a subsidiary after a written demand to cease such misconduct or violation has been delivered by the Committee to the grantee that specifically identifies the manner in which the Committee believes that the grantee has violated this Paragraph (iii), and the grantee fails to cease such misconduct or violation and remedy any injury suffered by the Company or the subsidiary as a result thereof within thirty (30) calendar days after receiving such notice, unless the Board determines that a shorter period of time is reasonable under the circumstances, provided, however, that no act or failure to act, on the grantee’s part shall be considered “willful” unless done, or omitted to be done, by the grantee not in good faith and without reasonable belief that the grantee’s action or omission was in the best interest of the Company or the subsidiary; or

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(iv)           A grantee who is a Company or Related Corporation employee and who commits a material breach of any noncompetition, confidentiality or similar agreement with the Company or a Related Corporation, as determined under such agreement.

NOTHING IN THE PLAN SHALL BE DEEMED TO GIVE ANY GRANTEE OF ANY STOCK RIGHT THE RIGHT TO BE RETAINED IN EMPLOYMENT OR OTHER SERVICE BY THE COMPANY OR ANY RELATED CORPORATION FOR ANY PERIOD OF TIME OR TO AFFECT THE AT-WILL NATURE OF ANY EMPLOYEE’S EMPLOYMENT.

11.           Death; Disability.

(a)           If a grantee ceases to be employed by or otherwise affiliated with the Company and all Related Corporations by reason of death, or if a grantee dies within three (3) months of the date his or her employment or other affiliation with the Company has been terminated, any Stock Right held by him or her may be exercised to the extent of the number of shares with respect to which he or she could have exercised said Stock Right on the date of death, by his or her estate, personal representative or beneficiary who has acquired the Stock Right by will or by the laws of descent and distribution (the “Successor Grantee”), unless otherwise specified in the instrument granting such Stock Right, prior to the earlier of (i) one (1) year after the date of termination or (ii) the Stock Right’s specified expiration date, provided, however, that a Successor Grantee shall be entitled to ISO treatment under Section 421 of the Code only if the deceased optionee would have been entitled to like treatment had he or she exercised such Option on the date of his or her death provided, however, in the event the Successor Grantee exercises an ISO after the date that is one (1) year following the date of termination by reason of death, such ISO will automatically be converted into a NSO subject to the terms of the Plan.

(b)           If a grantee ceases to be employed by or otherwise affiliated with the Company and all Related Corporations by reason of disability, he or she shall continue to have the right to exercise any Stock Right held by him or her on the date of termination until, unless otherwise specified in the instrument granting such Stock Right, the earlier of (i) one (1) year after the date of termination or (ii) the Stock Right’s specified expiration date, provided, however, in the event the grantee exercises an ISO after the date that is one (1) year following the date of termination by reason of disability, such ISO will automatically be converted into a NSO subject to the terms of the Plan. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(c)           The provisions of subsections (a) and (b) of this Section 11 regarding the exercise period of a Stock Right may be waived, extended or further limited, in the discretion of the Board or Committee, in an instrument granting a Stock Right that is not an ISO.

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12.           Transferability and Assignability of Stock Rights.

(a)           No ISO granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution.  An ISO may be exercised during the lifetime of the optionee only by the optionee.

(b)           Any vested NSO or Purchase Right may be transferable by the grantee to the grantee’s family members by will or by the laws of descent and distribution. For purposes of the Plan, a grantee’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals.  A family member to whom any such Stock Right has been transferred pursuant to this Section 12(b) shall be hereinafter referred to as a “Permitted Transferee”.  A Stock Right shall be transferred to a Permitted Transferee in accordance with the foregoing provisions, and subject to all the provisions of the Stock Right Agreement and this Plan, by the execution by the grantee and the transferee of an assignment in writing in such form approved by the Board or the Committee.  The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the grantee.

13.           Terms and Conditions of Stock Rights.  Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Board or Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in Sections 6 through 12 hereof and may contain such other provisions as the Board or Committee deems advisable that are not inconsistent with the Plan, including restrictions (which may be measurable performance objectives established pursuant to this Plan for grantees  who have received awards of performance-based Stock Rights, including, without limitation, objectives which may be described in terms of company-wide objectives or objectives that are related to the performance of the individual grantee or of the subsidiary, division, department or function within the Company in which the grantee is employed; objectives may be relative to the performance of other companies; objectives applicable to any grantee may be based upon specified levels of, or growth in, one of more of the following criteria, determined either as an absolute number or percentage or in comparison to the performance of specified companies or indices:  cash flow, EPS, EBITDA, EBIT, net income, ROA, ROE, revenue, stock price, TSR, operating profit, page views, impressions, unique visitors, , or other conditions deemed by the Board or Committee to be in the best interests of the Company) applicable to the exercise of Options or to shares of Common Stock issuable upon exercise of Options.  In granting any NSO, the Board or Committee may specify that such NSO shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Board or Committee may determine.  The Board or Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.           Adjustments.  Upon the occurrence of any of the following events, the rights of a recipient of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless

11

otherwise provided in the written agreement between the recipient and the Company relating to such Stock Right.

(a)           If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of outstanding Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price (if any) per share to reflect such subdivision, combination or stock dividend.

(b)           If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), unless otherwise provided by the Board or Committee, in its sole discretion, the Board or Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall, as to outstanding Stock Rights, make appropriate provision for the continuation of such Stock Rights by either assumption of such Stock Rights or by substitution of such Stock Rights with an equivalent award. For Stock Rights that are so assumed or substituted, in the event of a termination of grantee’s employment or consulting relationship by the Company or its successor other than For Cause or by grantee for Good Reason (as defined below) within sixty (60) days prior to and one hundred and eighty (180) days after an Acquisition, all Stock Rights held by such grantee shall become vested and immediately and fully exercisable and all forfeiture restrictions shall be waived. If the Board, the Committee, or the Successor Board does not make appropriate provisions for the continuation of such Stock Rights by either assumption or substitution, unless otherwise provided by the Board or Committee in its sole discretion, Stock Rights shall become vested and fully and immediately exercisable and all forfeiture restrictions shall be waived and all Stock Rights not exercised at the time of the closing of such Acquisition shall terminate notwithstanding anything to the contrary in Section 10 hereof.  For purposes of this Plan, a termination for “Good Reason” shall mean the resignation of an employee within thirty (30) days after the following actions:  (i) without the express written consent of employee, the Company assigns duties which are materially inconsistent with employee’s position, duties and status; (ii) any action by the Company which results in a material diminution in the position, duties or status of employee or any transfer or proposed transfer of employee for any extended period to a location  more than fifty (50) miles away from such employees’ principal place of employment, except for a transfer or proposed transfer for strategic reallocations of the personnel reporting to employee; or (iii) the Company reduces the base annual salary of employee, as then in effect.

(c)           In the event of a transaction, including without limitation, a recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company are exchanged for other securities, an optionee or grantee upon exercising a Stock Rights shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised the Stock Right immediately prior to such recapitalization or reorganization.

(d)           In the event of a spin-off from the Company or other non-cash dividend on the outstanding shares of Common Stock, the Company will make appropriate equitable

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adjustments to the exercise price of all outstanding Options and SARs, and to the number of shares underlying such awards.

(e)           In the event of the proposed dissolution or liquidation of the Company, each Stock Right will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board or Committee.

(f)           Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Right.  No adjustments shall be made for dividends paid in cash or in property other than Common Stock of the Company, nor shall cash dividends or dividend equivalents accrue or be paid in respect of unexercised Options or unvested Stock Rights hereunder.

(g)           No fractional shares shall be issued under the Plan and any optionee who would otherwise be entitled to receive a fraction of a share upon exercise of a Stock Right shall receive from the Company cash in lieu of such fractional shares in an amount equal to the fair market value of such fractional shares, as determined in the sole discretion of the Board or Committee.

(h)           Upon the happening of any of the foregoing events described in subsections (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Stock Rights that previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described.  The Board or Committee or the Successor Board shall determine the specific adjustments to be made under this Section 14 and, subject to Section 2, its determination shall be conclusive.

15.           Means of Exercising Stock Rights.  Except as otherwise provided in this Plan or the instrument evidencing the Stock Right, a Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address to the attention of its Corporate Secretary.  Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the exercise price therefor, if any, payable as follows (a) in United States dollars in cash or by check, (b) at the discretion of the Board or Committee, through the delivery of already-owned shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right and, in the case of such already-owned shares of Common Stock, having been owned by the participant for more than six (6) months from the date of surrender, (c) at the discretion of the Board or Committee, by delivery of the grantee’s personal recourse note bearing interest payable not less than annually at a market rate that is no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Board or Committee, through the surrender of shares of Common Stock then issuable upon exercise of the Stock Right having a fair market value on the date of exercise equal to the aggregate price of the Stock Right, (e) at the discretion of the Board or Committee, delivery of a notice that the grantee has placed a market sell order with a broker

13

with respect to shares of Common Stock then issuable upon exercise of the Stock Right and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Stock Right Exercise Price, provided that payment of such proceeds is then made to the Company upon settlement of the sale, or (f) at the discretion of the Board or Committee, by any combination of (a), (b), (c), (d) and (e) or such other consideration and method of payment for the issuance of shares to the extent permitted by applicable law or the Plan. If the Board or Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) (d), (e) or (f) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question and such exercise shall also be governed by any terms set forth in the written agreement evidencing the grant of the Stock Right.  The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by the Stock Right until the date of issuance of a stock certificate for such shares.  Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.           Surrender of Stock Rights for Cash or Stock.  The Board or Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, accept the surrender by an optionee or grantee of a Stock Right granted to him under the Plan and authorize payment in consideration therefor of an amount equal to the difference between the purchase price payable for the shares of Common Stock under the instrument granting the Option and the fair market value of the shares subject to the Stock Right (determined as of the date of such surrender of the Stock Right).  Such payment shall be made in shares of Common Stock valued at fair market value on the date of such surrender, or in cash, or partly in such shares of Common Stock and partly in cash as the Board or Committee shall determine.  The surrender shall be permitted only if the Board or Committee determines that such surrender is consistent with the purpose set forth in Section 1, and only to the extent that the Stock Right is exercisable under Section 8 on the date of surrender.  In no event shall an optionee or grantee surrender his or her Stock Right under this Section if the fair market value of the shares on the date of such surrender is less than the purchase price payable for the shares of Common Stock subject to the Stock Right.  Any ISO surrendered pursuant to the provisions of this Section 16 shall be deemed to have been converted into a NSO immediately prior to such surrender.

17.           Term and Amendment of Plan.  This Plan was adopted by the Board on April 29, 2010, and by the stockholders of the Company on _______________ (the “Effective Date”).  The Plan shall expire ten (10) years after the Effective Date (except as to Stock Rights outstanding on that date).  The Board may terminate or amend the Plan in any respect at any time, except that without the approval of the stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions:

(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to Section 14);

(b) the provisions of Section 3 regarding eligibility for grants of ISOs may not be modified;

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(c) the provisions of Section 6(b) regarding the exercise price at which shares may be offered pursuant to Options may not be modified (except by adjustment pursuant to Section 14);

(d) the expiration date of the Plan may not be extended; and

(e) except as provided in Section 13, the Company may not amend an Option or SAR awarded under the Plan to reduce its price per share, cancel and regrant new Options or SARs with lower prices per share than the original prices per share of the cancelled Options or SARs, or cancel any Options or SARs in exchange for cash or the grant replacement Awards having the effect of a reprising without approval by the Company’s shareholders.

Except as provided in Section 14(b) and this Section 17, in no event may action of the Board or stockholders adversely alter or impair the rights of a grantee, without his or her consent, under any Stock Right previously granted.  The approval of the stockholders of the Company will be obtained as may be required by the applicable listing regulations of any national securities exchange on which the Company’s Common Stock may then be listed by the Company.

18.           Conversion of ISOs into NSOs; Termination of ISOs; Forfeiture.

(a)           The Board or Committee, with the consent of any optionee, may in its discretion take such actions as may be necessary to convert an optionee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs.  These actions may include, but not be limited to, accelerating the exercisability, extending the exercise period or reducing the exercise price of the appropriate installments of optionee’s Options.  At the time of such conversion, the Board or Committee (with the consent of the optionee) may impose these conditions on the exercise of the resulting NSOs as the Board or Committee in its discretion may determine, provided that the conditions shall not be inconsistent with the Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee’s ISOs converted into NSOs, and no conversion shall occur until and unless the Board or Committee takes appropriate action.  The Board or Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of termination.

(b)           If the Board has reliable evidence of knowing misconduct by a Stock Right recipient that resulted in the incorrect overstatement of the Company's earnings or other financial measurements which were taken into consideration with respect to management objectives, and the recipient received an award pursuant to this Plan and such awards vested or became nonforfeitable as a result of such overstatement, the Board may require that the recipient forfeit the full amount of any awards granted pursuant to this Plan that resulted from such overstatement.  For the avoidance of doubt, this provision shall not apply to any awards granted pursuant to any other equity incentive plans.  The remedy specified in this paragraph shall not be exclusive, and shall be in addition to every other right or remedy at law or in equity that may be available to the Company.

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19.           Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.           Withholding of Additional Income Taxes.

(a)           Upon the exercise of an NSO, or the grant of a Stock Bonus or Purchase Right for less than the fair market value of the Common Stock, the making of a Disqualifying Disposition (as defined in Section 21), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder or the surrender of an Option pursuant to Section 16, the Company, in accordance with Section 3402(a) of the Code and any applicable state statute or regulation, may require the optionee, Stock Bonus recipient or purchaser to pay to the Company additional withholding taxes in respect of the amount that is considered compensation includable in such person’s gross income.  With respect to (a) the exercise of an Option, (b) the grant of a Stock Bonus, (c) the grant of a Purchase Right of Common Stock for less than its fair market value, (d) the vesting of restricted Common Stock acquired by exercising a Stock Right, or (e) the acceptance of a surrender of an Option, the Committee in its discretion may condition such event on the payment by the optionee, Stock Bonus recipient or purchaser of any such additional withholding taxes.

(b)           At the sole and absolute discretion of the Committee, the holder of Stock Rights may pay all or any part of the total estimated federal and state income tax liability arising out of the exercise or receipt of such Stock Rights, the making of a Disqualifying Disposition, or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder (each of the foregoing, a “Tax Event”) by tendering already-owned shares of Common Stock or (except in the case of a Disqualifying Disposition) by directing the Company to withhold shares of Common Stock otherwise to be transferred to the holder of such Stock Rights as a result of the exercise or receipt thereof in an amount equal to the estimated federal and state income tax liability arising out of such event, provided that no more shares may be withheld than are necessary to satisfy the holder’s actual minimum withholding obligation with respect to the exercise of Stock Rights.  In such event, the holder of Stock Rights must, however, notify the Committee of his or her desire to pay all or any part of the total estimated federal and state income tax liability arising out of a Tax Event by tendering already-owned shares of Common Stock or having shares of Common Stock withheld prior to the date that the amount of federal or state income tax to be withheld is to be determined.  For purposes of this Section 20(b), shares of Common Stock shall be valued at their fair market value on the date that the amount of the tax withholdings is to be determined.

21.           Notice to Company of Disqualifying Disposition.  Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition (as defined below) of any Common Stock acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before either (a) two (2) years after the date the employee was granted the ISO, or (b) one (1) year after the date the employee acquired Common Stock by exercising the ISO.  If

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the employee has died before such Common Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.           Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware.  In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to  Investor ServiceDirect ®  at www.bnymellon.com/shareowner/isd  where step-by-step instructions will prompt you through enrollment.

The Proxy Statement is available at:   www.hswinternational.com/annuals.cfm

ˆ FOLD AND DETACH HERE ˆ

HSW INTERNATIONAL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of HSW International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 13, 2011, and hereby appoints Gregory Swayne and Bradley T. Zimmer each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of HSW International, Inc., to be held on Friday, December 30, 2011 at 10:30 a.m., Eastern time, at the offices of HSW International, Inc. located at Six Concourse Parkway, Suite 1500, Atlanta, Georgia and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011,  (3) FOR THE ADOPTION OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "REMARK MEDIA, INC.",  (4)  TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2010 STOCK EQUITY PLAN BY 250,000 SHARES, FROM 275,000 SHARES TO 525,000 SHARES, AND (5) IN THEIR DISCRETION AS TO OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREHOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE ▼ _________________________________________________________________________________________________________________________

								Please mark your vote as indicated in this example	☒
Election of Directors					Issues

1.	The Board of Directors recommends a vote FOR the listed nominees.	FOR ALL ☐	WITHHOLD FOR ALL ☐	*EXCEPTIONS ☐	2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	01 - Scott Booth 02 - Theodore P. Botts 03 - Gregory Swayne 04 - Kai-Shing Tao				3.	Proposal to adopt an amendment to the Company's Certificate of Incorporation to change the Company's name to "Remark Media, Inc."	☐	☐	☐
4.	Proposal to approve an increase in the number of shares of common stock reserved for issuance under the 2010 Equity Incentive Plan by 250,000 shares, from 275,000 shares to 525,000 shares.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark "Exceptions" box above and write that nominee's name in the space provided below.) *Exceptions_________________________				In their discretion, the proxies are authorized to vote upon any other matters that properly come before the meeting and at any adjournment(s) thereof.
				I plan to attend the meeting in person	☐

Such attorney or substitute (if present and acting at said meeting or any adjournment(s) thereof) shall have and may exercise all of the powers of said attorney-in-fact hereunder.  The undersigned revokes any prior proxy at the meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof.  The receipt of the notice of Annual Meeting of stockholders and proxy statement is hereby acknowledged.

				This section must be completed for your instructions to be executed.	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	_______________	Signature	________________	Date	_____________

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)